                                                                EXHIBIT (c)(2)

                            MORTON'S RESTAURANT GROUP

         PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
                                 MARCH 26, 2002

                                  GREENHILL

TABLE OF CONTENTS

         Section I      Review of Process and Current Offer

         Section II     Recent Financial Performance

         Section III    Valuation Analysis

         Section IV     Conclusions

         Appendix

--------------------------------------------------------------------------------

                 SECTION I: REVIEW OF PROCESS AND CURRENT OFFER

--------------------------------------------------------------------------------

SUMMARY REVIEW

  - On February 5, 2001, Barry Florescue, BFMA Holding Corporation and related parties ("BFMA") disclosed that they had accumulated a 9.3% stake in the Company and were considering alternatives with respect to their position.

          - On March 21, 2001, BFMA notified the Company of a proposed slate of three nominees to the Company's Board of Directors.

          - On May 1, 2001, BFMA announced its intention to acquire all of the outstanding shares of the Company that it did not already own for $28.25 per share in cash, a 31.4% premium to the unaffected stock price of $21.50.

          - The BFMA proposal was backed by contingent financing in the form of a term sheet and letter from Icahn Associates for $240 million in bridge financing and a commitment from BFMA to provide no less than $20 million of equity.

          - The bridge financing commitment would expire at 5:00 p.m. 90 days from May 1, 2001 unless BFMA had entered into a merger agreement with Morton's, in which case it would be extended for another 90 days.

  - The unsolicited acquisition proposal from BFMA prompted the Company and its Board of Directors to conduct an exhaustive review of strategic alternatives, with the goal of maximizing shareholder value.

          - A Special Committee of directors was formed on May 10, 2001 to lead the Board in its review of strategic alternatives. Greenhill was retained as the Company's investment banker to assist with the process.

          - Morton's Restaurant Group has been, and continues to be, undervalued by the public markets relative to comparable restaurant companies due to issues related to the Company's leverage, liquidity and scale.

                    - Leverage: Incurrence of debt for growth and share repurchases, coupled with the recent downturn, has left the Company with $100.4 million of net debt and a 4.56x total debt/EBITDA ratio. Steakhouse comparables currently average $26.5 million of net cash and total debt/EBITDA of 0.49x.

                    - Liquidity: The Company has 4.18 million shares outstanding and public float of 65%, and trading volume indicates that its shares turn over once every 150 days. This compares with an average of 32.8 million shares, public float of 84%, and 123 days for full turnover among steakhouse comparables.

                    - Scale: In 2001, the Company achieved $237 million of revenue and $22.9 million of EBITDA compared with an average of $832 million and $109 million, respectively, among steakhouse comparables. Its trailing twelve-month average market capitalization was $63 million, compared with $789 million for steakhouse peers.

          - The Special Committee proceeded to review the full range of alternatives, including a merger or acquisition, recapitalization, leveraged buyout, creation of a preferred equity position, and sale of the Company.

          - The Special Committee and the Board examined all of the alternatives, and the process led primarily to an exploration of a potential sale of the Company including pursuant to the BFMA proposal.

  - After deciding to explore a potential sale of the Company, the Special Committee initiated a process designed to maximize value by exploring the interest of a broad group of potential strategic and financial buyers in a potential transaction with the Company.

          - Greenhill, on behalf of the Company, has had exploratory discussions with 27 potential parties between June 2001 and January 2002. Some contacted the Company or Greenhill to express interest, while others were contacted by Greenhill.

          - Of those parties with whom preliminary discussions were held between June 2001 and January 2002, six signed the Company's confidentiality agreement and five conducted due diligence.

          - John Castle resigned from the Special Committee on August 15, 2001, after it was determined that Castle Harlan might be interested in a potential transaction with the Company.

          - On September 25, 2001, the Company's Board reconfirmed its authorization of the Special Committee to evaluate strategic alternatives and expressly delegated it various powers and authorities. The reconstituted Committee retained Greenhill as its financial advisor and Richards Layton & Finger as its legal counsel.

  - The Special Committee made repeated attempts to explore with BFMA the proposal received from BFMA on May 1, 2001 to further understand the details and to examine the contingencies in its financing proposal.

          - The financing from Icahn Associates had a term of one-year and was contingent on various conditions including, among others, the absence of change of control provisions in the liquor licenses.

          - The one-year term of the "bridge" financing, coupled with the lack of any "take-out" financing, implied substantial refinancing risk in a market where financing was not readily available.

          - On May 21, 2001, Greenhill and Schulte Roth & Zabel (Company counsel) met with BFMA and its counsel to discuss their proposal. BFMA declined at that time to provide evidence that Icahn and BFMA were capable of funding their respective commitments.

          - On June 11, 2001, Greenhill, at the Special Committee's request, sent BFMA a letter confirming that BFMA could conduct due diligence upon confirmation of its financing and execution of a confidentiality agreement.

          - During several meetings with BFMA in June 2001, Greenhill and Schulte Roth & Zabel were permitted to view, but not copy, documents from various entities intended to evidence BFMA's financing capabilities.

  - Discussions with BFMA eventually stalled due to its unwillingness to sign the Company's standard confidentiality agreement in order to participate in the formal process.

          - BFMA declined to sign a standard confidentiality agreement primarily due to the standstill provision and BFMA's requirement that it be able to disclose information to an unlimited number of unidentified financing sources.

          - On July 19, 2001, BFMA advised the Company that it did not intend to renew its debt financing commitment from Icahn Associates. Subsequent efforts to communicate with BFMA did not lead to further participation by BFMA in the Company's formal process.

  - As the U.S. economy weakened into a recession, a declining operating environment was worsened by the events of September 11th. The Company's financial performance suffered as a result, making the generation of interest in a potential sale process challenging. However, given the post-September 11th operating environment, the lack of liquidity in the common stock, and increasing leverage, the pressures on the Company's stand-alone strategy further enhanced the Company's need to develop a strategic alternative.

          - The Special Committee targeted the end of September to evaluate the level of interest in the Company.

          - Castle Harlan, Investcorp, Triarc and Bruckman Rosser had conducted preliminary due diligence. On October 8, 2001, Greenhill invited preliminary indications of interest by October 25, 2001, from the four parties.

          - Preliminary indications of interest were received from Castle Harlan, Investcorp and Triarc on October 25, 2001. Castle Harlan and Triarc were invited to conduct further due diligence and meet with management.

          - The first deadline for firm and binding proposals on December 5, 2001 did not yield any offers, largely as a result of a lack of visibility into the macroeconomic environment and the Company's future prospects. Triarc indicated that it did not intend to proceed in the process, while Castle Harlan expressed continued interest, but required further evidence of financial stability post-September 11th.

          - Greenhill alerted Castle Harlan, Triarc and Investcorp to an extension of the process in January 2002. Several new parties inquired about the process and were offered the opportunity to participate on an expedited basis.

          - Only Castle Harlan submitted a final proposal on the second deadline, February 15, 2002. Other interested parties opted not to make an offer or declined to sign a confidentiality agreement to participate in the process.

  - The Special Committee entered into discussions with Castle Harlan following receipt on February 15, 2002 of a final proposal which outlined an offer to purchase all of the Company's outstanding shares for $12.00 per share.

          - The initial $12.00 per share offer represented an 81.8% premium to the February 14, 2002 closing price of $6.60.

          - Negotiations with Castle Harlan resulted in two increases in the offer price (first to $12.50, then to $12.60) as well as elimination of numerous conditions and contingencies proposed by Castle Harlan and its counsel.

          - After agreement was reached on March 7, 2002 as to material business terms, Castle Harlan was expected to complete confirmatory due diligence on an accelerated timetable.

  - Negotiations over the past month have yielded the definitive merger proposal that is before the Special Committee and Board today.

          - Debt financing is to be achieved through an amendment to the Company's existing bank credit facility. Castle Harlan would amortize approximately $10 million at closing in order to reduce leverage to a more manageable level.

          - Castle Harlan Partners III, L.P. (a $610 million private equity fund) has committed to provide $74 million of equity financing to fund purchase of the equity, debt amortization at closing, and transaction fees.

          - Key conditions to closing include achievement of an EBITDA target, receipt of consents on certain leases, successful transfer of all material liquor licenses, and consents related to its FFCA and CNL loans.

          - Castle Harlan is entitled to receive a termination fee of 2.5% of transaction equity value ($1.3 million), including reimbursement of fees and expenses, in certain events including if the Company pursues a Superior Proposal.

REVIEW OF THE PROCESS TO DATE

    DATE                                EVENT
    ----                                -----
   2/5/01      Barry Florescue, BFMA Holding Corporation and other related parties (collectively "BFMA") disclosed that they had accumulated a 9.3% stake in Morton's Restaurant Group (the "Company") and were considering alternatives with respect to their position.

   3/13/01 The Company retained Greenhill to advise on strategic alternatives to maximize shareholder value.

   3/21/01 BFMA notified the Company of a proposed slate of three nominees to the Company's Board of Directors.

   5/1/01 BFMA announced an unsolicited proposal to acquire all of the outstanding shares of the Company at $28.25 per share, a 31.4% premium to the unaffected stock price of $21.50. BFMA offered a contingent financing proposal in the form of a term sheet.

   5/2/01 The Company issued a press release confirming that it had received an unsolicited proposal letter from BFMA and stating that it would respond in due course after its Board, with the help of Greenhill, had concluded its review of the proposal.

   5/8/01 The Company announced that it was evaluating the full range of strategic alternatives, including a potential sale of the Company.

   5/10/01     CEO Allen Bernstein, CFO Thomas Baldwin and Independent Director
               John Castle were re-elected to the Company's Board. A Special
               Committee of directors chaired by John Castle was formed to lead the Board in its evaluation of strategic alternatives.

   5/01-6/01   Greenhill and the Company conducted a thorough assessment of potential strategic alternatives, including merger or
               acquisition, recapitalization, leveraged buyout, creation of a preferred equity position and sale of the Company including the BFMA proposal. This review resulted in a process primarily designed to explore a sale of the Company.

   5/21/01 Greenhill and Schulte Roth & Zabel met with BFMA and its counsel to gain further information regarding BFMA's proposal and financing on a preliminary basis. The contingent nature of the bridge financing and lack of take-out financing were discussed.

    6/01 Greenhill, on behalf of the Company, began discussions to gauge interest level of potential parties in an acquisition or merger with the Company. Greenhill has had discussions to varying degrees with 27 parties between June 2001 and January 2002.

   7/19/01 Morton's announced that BFMA had advised the Company that it did not intend to renew its debt financing commitment from Icahn
               Associates. BFMA reiterated its unwillingness to sign the Company's proposed confidentiality agreement due to BFMA's requirement that it be allowed to disclose information to an unlimited number of unidentified financing sources and its objection to a standstill provision.

   8/15/01 Mr. Castle resigned from the Special Committee, stating that Castle Harlan might be interested in a potential transaction with the Company. Schulte Roth & Zabel advised the Special Committee to hire separate legal counsel.

   9/25/01     The Company's Board reconfirmed its authorization of the Special
               Committee to review and evaluate any and all strategic alternatives available to the Company and expressly delegated to the Special Committee various powers and authorities. The reconstituted Special Committee formally retained Greenhill as financial advisor to the Special Committee.


                                       10


    DATE                                EVENT
    ----                                -----
  10/8/01      Greenhill invited preliminary indications of interest by 10/25/01 from Bruckman Rosser Sherrill, Castle Harlan, Investcorp and
               Triarc, the four parties that had signed the Company's
               confidentiality agreement and conducted preliminary due
               diligence.

  10/22/01 The Company received an early warning correspondence from the NYSE regarding continued listing standards.

  10/25/01     Preliminary indications of interest were received from Castle
               Harlan, Investcorp and Triarc. Based on these indications of interest, Castle Harlan and Triarc were invited to conduct further due diligence and to meet with the management of Morton's.

  10/30/01 Greenhill communicated with BFMA to provide an update on the status of the process and to again offer the opportunity to execute the Company's standard confidentiality agreement. BFMA declined to execute the confidentiality agreement.

  11/13/01 In response to a BFMA press release issued on 11/9/01, the Company issued a press release reiterating BFMA's unwillingness to participate in the Company's formal process by signing the same confidentiality agreement as other parties.

  11/26/01 Greenhill invited Castle Harlan and Triarc to submit firm and binding proposals by 12/5/01.

  12/5/01 Firm and binding proposals were due. The weak economy and events of September 11th, however, impacted the Company's performance in the third and fourth quarters. Triarc opted not to make a bid.
               Castle Harlan stated its continued interest in a potential transaction and its desire to review 2001 year-end financial statements before making a final bid.

  12/7/01 The Special Committee elected to defer the process and to maintain flexibility until year-end results were posted.

  12/19/01 The Company received written notice from the NYSE that it had fallen below criteria for continued listing.

   1/17/02 Based on December results and a desire to prevent current interested parties from "going stale," the Special Committee elected to continue the sale process with a mid-February target for final proposals.

    1/02 Greenhill contacted Castle Harlan, Triarc and Investcorp and alerted them to the extended process.

    1/02       Greenhill received unsolicited inquiries from DB Capital, Dolphin
               Partners and GKH Partners, of which DB Capital and GKH Partners signed confidentiality agreements. DB Capital eventually elected not to proceed with due diligence.

   2/7/02 Greenhill requested final proposals from interested parties, with a deadline of 2/15/02.

   2/15/02     Final proposals were due. GKH opted not to make a bid. Castle
               Harlan submitted a proposal with an offer of $12.00 per share, an 81.8% premium to the 2/14/02 closing price of $6.60.

   3/5/02      As part of negotiations regarding material business terms, Castle
               Harlan increased its offer to $12.50 per share, a 40.4% premium to the 3/4/02 closing price of $8.90.

   3/7/02 The Company and Castle Harlan reached agreement on material business terms. A price of $12.60, a 45.2% premium to the 3/6/02 closing price of $8.68, was proposed and agreed upon. Castle
               Harlan commenced confirmatory due diligence.

CONTACT LIST OF POTENTIAL BUYERS

              POTENTIAL STRATEGIC BUYERS                              POTENTIAL FINANCIAL BUYERS
Chart House Enterprises, Inc.                            Apax Partners, Inc. (1)
McDonald's Corporation                                   Bain Capital, Inc.
O'Charley's, Inc.                                        BFMA Holding Corporation (1)
The Smith & Wollensky Restaurant Group, Inc. (1)         Bruckman Rosser Sherrill & Co. (2)
Triarc Companies, Inc. (2)                               Castle Harlan, Inc. (2)
                                                         Charterhouse Group International, Inc.
                                                         Citicorp Venture Capital
                                                         Clayton, Dubilier & Rice, Inc.
                                                         DB Capital Partners (1)
                                                         Dilmun Investments, Inc.
                                                         Dolphin Partners (1)
                                                         Fenway Partners, Inc.
                                                         Fremont Partners (1)
                                                         GKH Partners, L.P. (2)
                                                         Hicks, Muse, Tate & Furst
                                                         Investcorp S.A. (2)
                                                         Madison Dearborn Partners, Inc.
                                                         Ripplewood Holdings L.L.C.
                                                         Saunders Karp & Megrue L.P.
                                                         Thomas H. Lee Company
                                                         Vestar Capital Partners
                                                         Warburg Pincus L.L.C.

Notes:
-------------------
(1) Originally expressed interest.
(2) Signed confidentiality agreements and conducted preliminary due diligence.

--------------------------------------------------------------------------------
    TWENTY-SEVEN POTENTIAL BUYERS WERE CONTACTED BY OR EXPRESSED INTEREST TO GREENHILL. SIX PARTIES SIGNED CONFIDENTIALITY AGREEMENTS, AND FIVE CONDUCTED
                           PRELIMINARY DUE DILIGENCE.
--------------------------------------------------------------------------------

PRELIMINARY INDICATIONS OF INTEREST

    -     CASTLE HARLAN, INC.

            - Indicated a range of interest between $15.00 and $18.00 per share, payable in cash
            - Noted that closing would be contingent upon successful debt financing
            - Has substantial knowledge of Morton's and the restaurant industry
            - Knowledge of Morton's mitigates due diligence risk

    -     INVESTCORP S.A.

            - Indicated a range of interest between $11.00 and $13.00 per share, payable in cash
            - Orally indicated 50% equity financing, which would mitigate financing risk
            - Performed in-depth detailed due diligence and had very specific information requests
            - Lower valuation raised questions regarding ability to proceed in the process

    -     TRIARC COMPANIES, INC.

            - Indicated an interest of $17.00 per share, payable in cash
            - Cash and marketable securities on its balance sheet would mitigate financing risk
            - Has knowledge of the restaurant industry through Arby's, its main subsidiary
            - Potential significant synergies through integration into existing operations

--------------------------------------------------------------------------------
PRELIMINARY INDICATIONS OF INTEREST WERE RECEIVED FROM CASTLE HARLAN, INVESTCORP
  AND TRIARC ON OCTOBER 25, 2001. CASTLE HARLAN AND TRIARC WERE INVITED TO MOVE
                            FORWARD IN THE PROCESS.
--------------------------------------------------------------------------------

PROPOSAL FROM CASTLE HARLAN

 - From 2/15/02 to 3/7/02, significant issues were discussed and negotiated. Material terms of a business agreement were reached on 3/7/02. Six Special Committee telephonic meetings were held to discuss strategy and approve actions.

        ISSUE                CASTLE HARLAN PROPOSAL                                            NEGOTIATED TERMS
Price                  $12.00 per share                                         $12.60 per share received on 3/7/02 after $12.50
                                                                                per share was rejected on 3/5/02 and $12.00 per
                                                                                share was rejected on 2/20/02

Exclusivity Period     45 day exclusivity period for confirmatory due           No exclusivity period with goal of reaching
                       diligence prior to signing definitive agreement          definitive agreement in 2-3 weeks

Termination Fee        4% of equity value, plus unlimited out-of-pocket         Not to exceed 2.5% of equity value after
                       expenses (including financing fees)                      reimbursement of fees and expenses

Litigation Condition   No requirement to close in event of actual or            No requirement to close in event of litigation
                       threatened litigation, including by stockholders         that could cause a MAC

EBITDA Condition       No requirement to close in event that 2002               No requirement to close in event that trailing 12
                       year-to-date EBITDA is not on budget                     months EBITDA is less than $23 million
                                                                                at June 30, 2002

No Shop Clause         May respond to third party proposals only if             May respond to third party proposals with
                       majority of Board approves and CA is no more             majority Special Committee and Board vote; if
                       favorable than that signed by Castle Harlan              CA terms are more favorable, they also apply to
                                                                                Castle Harlan

Recommendation         Change in merger recommendation requires                 Change in merger recommendation requires
                       majority Board vote, five business day waiting           Special Committee and Board
                       period, and payment of termination fee                   recommendation, five business day waiting
                                                                                period, and payment of termination fee

MAC Clause             No requirement to close in event of a material           No requirement to close in event of a material
                       adverse change since December 31, 2000, with             adverse change since December 31, 2001, with
                       fairly broad MAC definition                              narrower MAC definition

Voting Agreement       Unspecified shareholders must enter into a               Voting agreement requirement removed from
                       voting agreement prior to definitive agreement           the merger agreement

--------------------------------------------------------------------------------
THE FINAL PROPOSAL RECEIVED FROM CASTLE HARLAN ON FEBRUARY 15, 2002 CONTAINED A
  NUMBER OF PROVISIONS WHICH WERE SUBSEQUENTLY NEGOTIATED BY GREENHILL AND THE
                          SPECIAL COMMITTEE'S COUNSEL.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
                    SECTION II: RECENT FINANCIAL PERFORMANCE
------------------------------------------------------------------------------

ONE YEAR MORTON'S PRICE AND VOLUME GRAPH

                     [Graphic Omitted]

[The following table was depicted as a line graph for the prices and a bar chart for volume in the printed materials.

            Horizontal line indicated offer price of $12.60 per share. The following dates and facts were noted on the graph:

            o     5/1/01- BFMA announces a $28.25 all-cash offer;

            o     6/13/01 - MRG announces that it expects a loss for 2Q 2001;

            o     9/17/01 - Trading resumes after 9/11 attacks;

            o     10/23/01 - MRG announces 3Q 2001 loss;

            o     12/10/01 - MRG announces that it expects a 4Q 2001 loss;

            o 1/7/02 - MRG announces that it is below NYSE continued listing standards;

            o     2/15/02 - Greenhill receives Castle Harlan proposal;

            o 3/7/02 - Agreement is reached with Castle Harlan on material business terms; and

            o     3/14/02 - MRG announces 4Q 2001 and full year 2001 results.]


            ----------------------------------------------
            DATE           VOLUME          LAST TRADE
            ----------------------------------------------
            3/26/01                  1,000         $20.80
            3/27/01                 32,400         $20.72
            3/28/01                 48,100         $20.05
            3/29/01                 55,800         $20.07
            3/30/01                 36,000         $19.70
            4/2/01                 294,000         $20.00
            4/3/01                   9,300         $20.60
            4/4/01                   1,100         $20.55
            4/5/01                   2,200         $20.70
            4/6/01                  16,800         $20.90
            4/9/01                   6,800         $20.81
            4/10/01                 24,500         $20.99
            4/11/01                 12,500         $21.20
            4/12/01                  8,000         $21.35
            4/16/01                  3,500         $21.05
            4/17/01                 14,000         $21.25
            4/18/01                 13,400         $21.26
            4/19/01                  7,700         $21.32
            4/20/01                  1,300         $21.40
            4/23/01                 26,400         $21.26
            4/24/01                  9,000         $21.26
            4/25/01                  2,000         $21.50
            4/26/01                 19,000         $22.20
            4/27/01                 13,500         $23.05
            4/30/01                 26,600         $23.91
            5/1/01                  45,200         $27.30
            5/2/01                  64,800         $27.62
            5/3/01                 109,800         $27.40
            5/4/01                  42,800         $27.00
            5/7/01                  25,400         $25.80
            5/8/01                 108,200         $25.75
            5/9/01                  55,300         $26.50
            5/10/01                 88,100         $26.10
            5/11/01                 48,700         $25.25
            5/14/01                 36,400         $25.25
            5/15/01                 15,400         $24.15
            5/16/01                 11,600         $24.60
            5/17/01                  5,000         $24.75
            5/18/01                 12,800         $25.10
            5/21/01                 80,500         $26.50
            5/22/01                  6,100         $26.21
            5/23/01                 20,500         $26.14
            5/24/01                 40,200         $26.05
            5/25/01                 17,200         $26.15
            5/29/01                 88,500         $26.30
            5/30/01                  3,100         $26.10
            5/31/01                 41,400         $25.78



            ----------------------------------------------
            DATE           VOLUME          LAST TRADE
            ----------------------------------------------
            6/1/01                  61,300         $25.68
            6/4/01                  29,600         $25.60
            6/5/01                   9,100         $25.68
            6/6/01                  18,200         $25.50
            6/7/01                   2,800         $25.51
            6/8/01                  16,600         $25.65
            6/11/01                  2,100         $25.58
            6/12/01                  1,200         $25.50
            6/13/01                129,700         $22.74
            6/14/01                101,000         $20.65
            6/15/01                 19,200         $21.36
            6/18/01                 32,100         $21.00
            6/19/01                 42,000         $20.20
            6/20/01                 50,300         $19.15
            6/21/01                154,300         $19.20
            6/22/01                  2,600         $19.40
            6/25/01                 23,900         $19.60
            6/26/01                 18,900         $19.40
            6/27/01                 19,500         $19.50
            6/28/01                 19,800         $19.60
            6/29/01                 10,500         $19.74
            7/2/01                  16,200         $19.70
            7/3/01                   5,300         $19.70
            7/5/01                   1,900         $19.72
            7/6/01                     500         $19.85
            7/9/01                  36,200         $20.00
            7/10/01                  3,400         $19.89
            7/11/01                 15,700         $19.70
            7/12/01                  3,100         $19.73
            7/13/01                  4,800         $19.78
            7/16/01                 23,800         $19.50
            7/17/01                    700         $19.60
            7/18/01                  6,500         $19.00
            7/19/01                 51,600         $16.60
            7/20/01                 10,900         $16.90
            7/23/01                  3,500         $17.26
            7/24/01                  3,600         $17.54
            7/25/01                  8,000         $18.00
            7/26/01                 26,900         $18.20
            7/27/01                  1,900         $18.20
            7/30/01                 39,100         $17.95
            7/31/01                 16,000         $17.44
            8/1/01                   6,500         $16.85
            8/2/01                     700         $16.82
            8/3/01                   2,100         $16.80
            8/6/01                  48,000         $15.60
            8/7/01                  15,900         $15.19



            ----------------------------------------------
            DATE           VOLUME          LAST TRADE
            ----------------------------------------------
            8/8/01                  15,200         $14.94
            8/9/01                  26,100         $14.64
            8/10/01                 18,700         $14.65
            8/13/01                 30,500         $14.42
            8/14/01                 50,300         $15.55
            8/15/01                 14,800         $16.00
            8/16/01                    300         $16.00
            8/17/01                 30,800         $16.10
            8/20/01                  1,200         $16.17
            8/21/01                  1,100         $16.26
            8/22/01                 35,200         $15.90
            8/24/01                 17,900         $16.20
            8/27/01                  2,700         $16.08
            8/28/01                 13,000         $15.98
            8/29/01                  6,700         $15.99
            8/30/01                 20,000         $15.75
            8/31/01                    300         $15.75
            9/4/01                   8,400         $15.25
            9/5/01                  11,200         $14.50
            9/6/01                  83,800         $13.67
            9/7/01                   4,200         $13.25
            9/10/01                 10,500         $12.44
            9/17/01                 24,900         $12.40
            9/18/01                  4,000         $12.10
            9/19/01                 29,900         $10.81
            9/20/01                  7,300         $10.00
            9/21/01                 38,100          $9.00
            9/24/01                 37,200          $8.50
            9/25/01                 42,900          $8.00
            9/26/01                 78,400          $8.00
            9/27/01                 16,100          $7.68
            9/28/01                 67,000          $8.74
            10/1/01                 40,300          $8.61
            10/2/01                 25,300          $9.90
            10/3/01                 18,900         $10.18
            10/4/01                 23,200          $9.11
            10/5/01                 15,300          $9.20
            10/8/01                  2,500          $9.20
            10/9/01                 27,500          $8.98
            10/10/01                16,500          $9.23
            10/11/01                17,100          $9.00
            10/12/01                 8,200          $9.00
            10/15/01                15,500          $9.05
            10/16/01                14,000          $9.09
            10/17/01                 8,100          $9.20
            10/18/01                 3,000          $9.19
            10/19/01                 6,700          $9.15



            ----------------------------------------------
            DATE           VOLUME          LAST TRADE
            ----------------------------------------------
            10/22/01                 3,000          $9.15
            10/23/01                 1,900          $9.34
            10/24/01                19,800          $9.90
            10/25/01                19,300         $10.24
            10/26/01                26,200         $10.39
            10/29/01                 5,300         $10.09
            10/30/01                15,500         $10.30
            10/31/01                22,700         $11.27
            11/1/01                 36,100         $11.90
            11/2/01                 20,700         $12.40
            11/5/01                 12,000         $12.56
            11/6/01                 12,800         $12.60
            11/7/01                 34,800         $11.98
            11/8/01                  2,900         $12.10
            11/9/01                 45,200         $11.96
            11/12/01                 5,500         $12.17
            11/13/01                 9,300         $12.19
            11/14/01                 2,300         $12.10
            11/15/01                 1,000         $12.15
            11/16/01                14,000         $12.40
            11/19/01                 9,600         $12.50
            11/20/01                13,500         $13.25
            11/21/01                 5,000         $13.36
            11/23/01                 2,400         $13.51
            11/26/01                26,300         $13.56
            11/27/01                11,000         $13.20
            11/28/01                 9,500         $12.98
            11/29/01                 8,000         $13.00
            11/30/01                 8,000         $13.35
            12/3/01                  9,100         $13.10
            12/4/01                 65,000         $12.00
            12/5/01                 13,500         $11.65
            12/6/01                 16,700         $11.70
            12/7/01                  9,700         $11.90
            12/10/01                33,000         $11.75
            12/11/01               142,400         $10.00
            12/12/01                76,100         $10.11
            12/13/01                56,300         $10.15
            12/14/01                79,100         $10.48
            12/17/01                80,300         $11.05
            12/18/01                20,100         $11.16
            12/19/01                10,000         $10.86
            12/20/01                12,700         $10.71
            12/21/01                17,500         $10.74
            12/24/01                 7,500         $10.76
            12/26/01                17,000         $10.67
            12/27/01                98,800         $10.55



            ----------------------------------------------
            DATE           VOLUME          LAST TRADE
            ----------------------------------------------
            12/28/01                65,100         $11.30
            12/31/01               118,900         $11.45
            1/2/02                     300         $11.53
            1/3/02                  69,700         $12.25
            1/4/02                   8,900         $12.40
            1/7/02                  55,200         $11.25
            1/8/02                   4,600         $11.18
            1/9/02                   1,000         $11.00
            1/10/02                 15,700         $10.75
            1/11/02                 25,800         $10.82
            1/14/02                  7,200         $10.79
            1/15/02                 14,900         $10.79
            1/16/02                  4,000         $10.61
            1/17/02                 69,100         $10.40
            1/18/02                 21,600         $10.20
            1/22/02                 31,300         $10.08
            1/23/02                 15,000          $9.75
            1/24/02                 12,200          $9.68
            1/25/02                  5,600          $9.64
            1/28/02                 25,800          $9.25
            1/29/02                  7,000          $8.80
            1/30/02                  9,000          $8.92
            1/31/02                  2,100          $9.04
            2/1/02                  19,500          $8.95
            2/4/02                  13,700          $8.35
            2/5/02                  12,500          $8.30
            2/6/02                  81,500          $7.40
            2/7/02                  34,100          $7.58
            2/8/02                  17,100          $7.49
            2/11/02                 57,800          $7.39
            2/12/02                 18,500          $7.38
            2/13/02                 48,500          $6.90
            2/14/02                102,700          $6.60
            2/15/02                 19,400          $6.95
            2/19/02                 55,300          $6.89
            2/20/02                 87,500          $6.85
            2/21/02                 20,400          $6.99
            2/22/02                 32,700          $6.99
            2/25/02                 63,500          $7.20
            2/26/02                 41,600          $7.45
            2/27/02                 25,800          $7.85
            2/28/02                 26,800          $8.08
            3/1/02                  45,200          $8.90
            3/4/02                  11,800          $8.90
            3/5/02                  20,100          $8.70
            3/6/02                   3,800          $8.68
            3/7/02                  43,400          $9.19



            ----------------------------------------------
            DATE           VOLUME          LAST TRADE
            ----------------------------------------------
            3/8/02                  47,600         $10.10
            3/11/02                 92,200         $10.95
            3/12/02                 34,700         $10.29
            3/13/02                 19,100          $9.70
            3/14/02                 55,500          $9.80
            3/15/02                 26,200         $10.55
            3/18/02                 20,100         $10.99
            3/19/02                 22,200         $10.80
            3/20/02                 31,600         $10.60
            3/21/02                 20,100         $10.81
            3/22/02                 30,400         $11.85
            3/25/02                 38,900         $11.44

ONE YEAR INDEXED PRICE GRAPH OF MORTON'S V. RESTAURANT SECTORS

                        [Graphic Omitted]

[The following table was depicted as a line graph in the printed materials.]


         ------------------------------------------------------------------------------------------
                                  MORTON'S RESTAURANT        CASUAL DINING              STEAKHOUSE
                 DATE                    GROUP                  INDEX(1)                 INDEX(2)
         ------------------------------------------------------------------------------------------
                3/26/01                  100.00                  100.00                  100.00
                3/27/01                   99.62                  100.00                  108.50
                3/28/01                   96.39                  100.00                  105.88
                3/29/01                   96.49                  103.13                  109.15
                3/30/01                   94.71                  103.13                  110.46
                 4/2/01                   96.15                  103.13                  108.50
                 4/3/01                   99.04                  100.00                  105.88
                 4/4/01                   98.80                  100.00                  104.58
                 4/5/01                   99.52                  103.13                  110.46
                 4/6/01                  100.48                  100.00                  105.23
                 4/9/01                  100.05                  100.00                  105.23
                4/10/01                  100.91                  103.13                  109.15
                4/11/01                  101.92                  103.13                  107.84
                4/12/01                  102.64                  103.13                  108.50
                4/13/01                  101.20                  103.13                  108.50
                4/16/01                  102.16                  103.13                  112.42
                4/17/01                  102.21                  103.13                  110.46
                4/18/01                  102.50                  106.25                  111.11
                4/19/01                  102.88                  106.25                  111.76
                4/20/01                  102.21                  106.25                  113.07
                4/23/01                  102.21                  106.25                  113.07
                4/24/01                  103.37                  106.25                  117.65
                4/25/01                  106.73                  106.25                  118.95
                4/26/01                  110.82                  109.38                  125.49
                4/27/01                  114.95                  109.38                  126.80
                4/30/01                  131.25                  109.38                  128.10
                 5/1/01                  132.79                  112.50                  125.49
                 5/2/01                  131.73                  112.50                  126.14
                 5/3/01                  129.81                  109.38                  124.84
                 5/4/01                  124.04                  112.50                  125.49
                 5/7/01                  123.80                  112.50                  126.14
                 5/8/01                  127.40                  112.50                  125.49
                 5/9/01                  125.48                  112.50                  123.53
                5/10/01                  121.39                  112.50                  124.18
                5/11/01                  121.39                  109.38                  124.84
                5/14/01                  116.11                  109.38                  125.49
                5/15/01                  118.27                  112.50                  127.45
                5/16/01                  118.99                  112.50                  130.72
                5/17/01                  120.67                  112.50                  131.37
                5/18/01                  127.40                  109.38                  129.41
                5/21/01                  126.01                  112.50                  132.03
                5/22/01                  125.67                  112.50                  132.68
                5/23/01                  125.24                  109.38                  130.72
                5/24/01                  125.72                  109.38                  130.72
                5/25/01                  126.44                  112.50                  130.72
                5/28/01                  125.48                  112.50                  130.72




         ------------------------------------------------------------------------------------------
                                  MORTON'S RESTAURANT        CASUAL DINING              STEAKHOUSE
                 DATE                    GROUP                  INDEX(1)                 INDEX(2)
         ------------------------------------------------------------------------------------------

                5/29/01                  123.94                  109.38                  130.07
                5/30/01                  123.46                  109.38                  128.76
                5/31/01                  123.08                  106.25                  118.95
                 6/1/01                  123.46                  106.25                  120.92
                 6/4/01                  122.60                  106.25                  121.57
                 6/5/01                  122.64                  100.00                  119.61
                 6/6/01                  123.32                  100.00                  113.07
                 6/7/01                  122.98                  100.00                  113.73
                 6/8/01                  122.60                  103.13                  114.38
                6/11/01                  109.33                  103.13                  113.07
                6/12/01                   99.28                  103.13                  112.42
                6/13/01                  102.69                  103.13                  115.03
                6/14/01                  100.96                  103.13                  114.38
                6/15/01                   97.12                  103.13                  115.03
                6/18/01                   92.07                  100.00                  115.03
                6/19/01                   92.31                  100.00                  114.38
                6/20/01                   93.27                  103.13                  115.03
                6/21/01                   94.23                  106.25                  114.38
                6/22/01                   93.27                  103.13                  115.03
                6/25/01                   93.75                  103.13                  113.07
                6/26/01                   94.23                  106.25                  111.11
                6/27/01                   94.90                  106.25                  109.80
                6/28/01                   94.71                  109.38                  113.07
                6/29/01                   94.71                  112.50                  115.69
                 7/2/01                   94.81                  112.50                  112.42
                 7/3/01                   95.43                  112.50                  112.42
                 7/4/01                   96.15                  112.50                  112.42
                 7/5/01                   95.63                  112.50                  111.11
                 7/6/01                   94.71                  109.38                  109.15
                 7/9/01                   94.86                  109.38                  111.11
                7/10/01                   95.10                  109.38                  111.76
                7/11/01                   93.75                  109.38                  111.76
                7/12/01                   94.23                  112.50                  114.38
                7/13/01                   91.35                  115.63                  114.38
                7/16/01                   79.81                  118.75                  116.34
                7/17/01                   81.25                  118.75                  116.34
                7/18/01                   82.98                  118.75                  115.03
                7/19/01                   84.33                  118.75                  116.34
                7/20/01                   86.54                  121.88                  116.34
                7/23/01                   87.50                  121.88                  115.69
                7/24/01                   87.50                  121.88                  115.03
                7/25/01                   86.30                  121.88                  115.03
                7/26/01                   83.85                  118.75                  113.07
                7/27/01                   81.01                  118.75                  110.46
                7/30/01                   80.87                  118.75                  111.11
                7/31/01                   80.77                  118.75                  110.46





         ------------------------------------------------------------------------------------------
                                  MORTON'S RESTAURANT        CASUAL DINING              STEAKHOUSE
                 DATE                    GROUP                  INDEX(1)                 INDEX(2)
         ------------------------------------------------------------------------------------------
                 8/1/01                   75.00                  118.75                  111.11
                 8/2/01                   73.03                  121.88                  109.80
                 8/3/01                   71.83                  121.88                  110.46
                 8/6/01                   70.38                  121.88                  109.80
                 8/7/01                   70.43                  115.63                  109.80
                 8/8/01                   69.33                  115.63                  107.84
                 8/9/01                   74.76                  115.63                  107.19
                8/10/01                   76.92                  115.63                  106.54
                8/13/01                   76.92                  115.63                  107.84
                8/14/01                   77.40                  115.63                  109.15
                8/15/01                   77.74                  115.63                  109.80
                8/16/01                   78.17                  118.75                  111.11
                8/17/01                   76.44                  118.75                  111.76
                8/20/01                   77.88                  121.88                  112.42
                8/21/01                   77.31                  121.88                  111.76
                8/22/01                   76.83                  121.88                  110.46
                8/23/01                   76.88                  121.88                  111.76
                8/24/01                   75.72                  121.88                  111.76
                8/27/01                   75.72                  121.88                  111.11
                8/28/01                   73.32                  121.88                  110.46
                8/29/01                   69.71                  121.88                  111.76
                8/30/01                   65.72                  121.88                  111.76
                8/31/01                   63.70                  121.88                  113.07
                 9/3/01                   59.81                  121.88                  113.07
                 9/4/01                   59.62                  121.88                  112.42
                 9/5/01                   58.17                  121.88                  112.42
                 9/6/01                   51.97                  118.75                  110.46
                 9/7/01                   48.08                  115.63                  109.15
                9/10/01                   43.27                  115.63                  107.19
                9/11/01                   40.87                  115.63                  107.19
                9/12/01                   38.46                  115.63                  107.19
                9/13/01                   38.46                  115.63                  107.19
                9/14/01                   36.92                  115.63                  107.19
                9/17/01                   42.02                  106.25                   97.39
                9/18/01                   41.39                  106.25                   96.08
                9/19/01                   47.60                  103.13                   92.16
                9/20/01                   48.94                  100.00                   90.85
                9/21/01                   43.80                  100.00                   88.24
                9/24/01                   44.23                  106.25                   94.77
                9/25/01                   44.23                  106.25                   93.46
                9/26/01                   43.17                  103.13                   92.81
                9/27/01                   44.38                  100.00                   89.54
                9/28/01                   43.27                  106.25                   91.50
                10/1/01                   43.27                  106.25                   88.24
                10/2/01                   43.51                  106.25                   88.89
                10/3/01                   43.70                  112.50                   93.46




         ------------------------------------------------------------------------------------------
                                  MORTON'S RESTAURANT        CASUAL DINING              STEAKHOUSE
                 DATE                    GROUP                  INDEX(1)                 INDEX(2)
         ------------------------------------------------------------------------------------------
                10/4/01                   44.23                  112.50                   93.46
                10/5/01                   44.18                  112.50                   98.04
                10/8/01                   43.99                  109.38                   96.08
                10/9/01                   43.99                  109.38                   94.77
               10/10/01                   44.90                  112.50                   97.39
               10/11/01                   47.60                  115.63                  102.61
               10/12/01                   49.23                  112.50                  101.96
               10/15/01                   49.95                  112.50                  103.92
               10/16/01                   48.51                  115.63                  105.23
               10/17/01                   49.52                  112.50                  104.58
               10/18/01                   54.18                  115.63                  102.61
               10/19/01                   57.21                  118.75                  102.61
               10/22/01                   59.62                  118.75                  105.23
               10/23/01                   60.38                  118.75                  103.92
               10/24/01                   60.58                  118.75                  105.23
               10/25/01                   57.60                  118.75                  103.27
               10/26/01                   58.17                  121.88                  107.19
               10/29/01                   57.50                  118.75                  104.58
               10/30/01                   58.51                  115.63                  104.58
               10/31/01                   58.61                  118.75                  105.88
                11/1/01                   58.17                  121.88                  107.84
                11/2/01                   58.41                  125.00                  108.50
                11/5/01                   59.62                  125.00                  111.11
                11/6/01                   60.10                  125.00                  109.15
                11/7/01                   63.70                  125.00                  107.84
                11/8/01                   64.23                  125.00                  109.15
                11/9/01                   64.95                  121.88                  111.11
               11/12/01                   65.19                  125.00                  112.42
               11/13/01                   63.46                  125.00                  114.38
               11/14/01                   62.40                  128.13                  115.03
               11/15/01                   62.50                  128.13                  116.34
               11/16/01                   64.18                  128.13                  113.07
               11/19/01                   62.98                  128.13                  115.03
               11/20/01                   57.69                  128.13                  115.03
               11/21/01                   56.01                  128.13                  113.07
               11/22/01                   56.25                  128.13                  113.07
               11/23/01                   57.21                  128.13                  114.38
               11/26/01                   56.49                  131.25                  114.38
               11/27/01                   48.08                  128.13                  114.38
               11/28/01                   48.61                  128.13                  112.42
               11/29/01                   48.80                  128.13                  114.38
               11/30/01                   50.38                  128.13                  113.07
                12/3/01                   53.13                  131.25                  113.07
                12/4/01                   53.63                  134.38                  117.65
                12/5/01                   52.21                  140.63                  122.22
                12/6/01                   51.49                  137.50                  121.57




         ------------------------------------------------------------------------------------------
                                  MORTON'S RESTAURANT        CASUAL DINING              STEAKHOUSE
                 DATE                    GROUP                  INDEX(1)                 INDEX(2)
         ------------------------------------------------------------------------------------------
                12/7/01                   51.63                  137.50                  119.61
               12/10/01                   51.73                  137.50                  118.95
               12/11/01                   51.30                  140.63                  119.61
               12/12/01                   50.72                  137.50                  118.95
               12/13/01                   54.33                  137.50                  117.65
               12/14/01                   55.05                  140.63                  122.22
               12/17/01                   55.43                  140.63                  123.53
               12/18/01                   58.89                  140.63                  125.49
               12/19/01                   59.62                  140.63                  124.84
               12/20/01                   54.09                  137.50                  121.57
               12/21/01                   53.75                  140.63                  126.14
               12/24/01                   52.88                  140.63                  125.49
               12/25/01                   51.68                  140.63                  125.49
               12/26/01                   52.02                  143.75                  126.14
               12/27/01                   51.88                  143.75                  125.49
               12/28/01                   51.88                  143.75                  125.49
               12/31/01                   51.01                  140.63                  124.84
                 1/1/02                   50.00                  140.63                  124.84
                 1/2/02                   49.04                  137.50                  125.49
                 1/3/02                   48.46                  140.63                  128.76
                 1/4/02                   46.88                  146.88                  132.68
                 1/7/02                   46.54                  146.88                  133.33
                 1/8/02                   46.35                  150.00                  133.99
                 1/9/02                   44.47                  150.00                  133.33
                1/10/02                   42.31                  150.00                  135.29
                1/11/02                   42.88                  146.88                  133.99
                1/14/02                   43.46                  143.75                  133.33
                1/15/02                   43.03                  146.88                  135.29
                1/16/02                   40.14                  143.75                  135.29
                1/17/02                   39.90                  146.88                  139.22
                1/18/02                   35.58                  150.00                  137.25
                1/21/02                   36.44                  150.00                  137.25
                1/22/02                   36.01                  150.00                  135.29
                1/23/02                   35.53                  153.13                  137.25
                1/24/02                   35.48                  153.13                  137.25
                1/25/02                   33.17                  150.00                  137.91
                1/28/02                   31.73                  153.13                  137.91
                1/29/02                   33.41                  153.13                  141.83
                1/30/02                   33.13                  156.25                  143.14
                1/31/02                   32.93                  159.38                  144.44
                 2/1/02                   33.61                  159.38                  142.48
                 2/4/02                   33.61                  159.38                  141.83
                 2/5/02                   34.62                  159.38                  143.79
                 2/6/02                   35.82                  156.25                  139.22
                 2/7/02                   37.74                  153.13                  135.95
                 2/8/02                   38.85                  153.13                  136.60





         ------------------------------------------------------------------------------------------
                                  MORTON'S RESTAURANT        CASUAL DINING              STEAKHOUSE
                 DATE                    GROUP                  INDEX(1)                 INDEX(2)
         ------------------------------------------------------------------------------------------
                2/11/02                   42.79                  156.25                  137.25
                2/12/02                   42.79                  153.13                  132.68
                2/13/02                   41.83                  156.25                  135.29
                2/14/02                   41.73                  156.25                  136.60
                2/15/02                   44.18                  153.13                  136.60
                2/18/02                   48.56                  153.13                  136.60
                2/19/02                   52.64                  150.00                  137.25
                2/20/02                   49.47                  150.00                  139.22
                2/21/02                   46.63                  150.00                  138.56
                2/22/02                   47.12                  153.13                  139.22
                2/25/02                   50.72                  156.25                  142.48
                2/26/02                   52.84                  156.25                  143.14
                2/27/02                   51.92                  156.25                  141.83
                2/28/02                   50.96                  156.25                  142.48
                 3/1/02                   51.97                  159.38                  139.22
                 3/4/02                   56.97                  162.50                  142.48
                 3/5/02                   55.00                  159.38                  139.22
                 3/6/02                   41.73                  162.50                  141.18
                 3/7/02                   44.18                  162.50                  144.44
                 3/8/02                   48.56                  159.38                  143.79
                3/11/02                   52.64                  153.13                  135.95
                3/12/02                   49.47                  146.88                  135.95
                3/13/02                   46.63                  146.88                  133.33
                3/14/02                   47.12                  150.00                  136.60
                3/15/02                   50.72                  153.13                  139.87
                3/18/02                   52.84                  156.25                  139.87
                3/19/02                   51.92                  159.38                  141.83
                3/20/02                   50.96                  156.25                  142.48
                3/21/02                   51.97                  156.25                  143.14
                3/22/02                   56.97                  156.25                  142.48
                3/25/02                   55.00                  156.25                  141.83


Notes:
-------------------
(1) The casual dining restaurant sector includes Applebee's International, Brinker International, CBRL Group, The Cheesecake Factory, Darden Restaurants, Landry's Seafood Restaurants, P.F. Chang's China Bistro and Ruby Tuesday.
(2) The steakhouse restaurant sector includes Lone Star Steakhouse & Saloon, Outback Steakhouse, RARE Hospitality International and The Smith and Wollensky Restaurant Group.

RECENT FINANCIAL PERFORMANCE

   - The Company's fourth quarter and 2001 full year were negatively impacted by the WTC terrorist attacks and related tragedies of September 11, 2001, the continuing impact of the troubled economy, unfavorable business conditions, corporate spending cutbacks, and reduced business travel.

   - The Morton's of Chicago steakhouse in the Wall Street area was damaged in the September 11th attack; the landlord has terminated the lease. Property insurance claims are in process. Through January 2002, $750,000 had been received for business interruption insurance coverage.

   - The Morton's of Chicago steakhouse in Sydney, Australia was closed in January 2002. Recently-imposed restrictions on imports of certain cuts of USDA prime beef from the United States contributed to the decision to close the restaurant.

   -     The Company's actual 2001 EBITDA was $22.9 million.


($US in Millions)
                           Financial Performance                          % Variance
               --------------------------------------------        --------------------------
                2001 Actual (1)  2001 Plan      2000 Actual        2001 Plan      2000 Actual
      Revenues     $237.1          $285.7         $248.4              -17.0%           -4.5%
    EBITDA (2)       22.9            36.5           31.9              -37.2%          -28.1%
          EBIT       10.3            23.4           20.8              -56.3%          -50.7%
---------------------------------------------------------------------------------------------
Net Income (3)       $1.8           $10.8          $10.1              -82.9%          -81.7%
---------------------------------------------------------------------------------------------
        E.P.S.      $0.43           $2.35          $2.12              -81.5%          -79.5%

Notes:
-------------------
Source:  Morton's Restaurant Group December 2001 Summary Business Report.
(1) 2001 actual figures exclude $1,625,000 in restaurant closing costs and $730,000 in strategic and proxy costs.
(2) EBITDA is before pre-opening costs.
(3) Based upon a 30% tax rate applied to pre-tax income excluding extraordinaries.

MONTHLY FINANCIAL SUMMARY
($ in Millions)

                                                                                                           FULL
              JAN.       FEB.     MARCH  APRIL    MAY      JUNE   JULY   AUGUST SEPT.  OCT.   NOV.   DEC.  YEAR
REVENUE
2002E           $23.2      $20.7  $18.9   $23.4  $19.4    $18.6  $21.4  $19.8  $21.2  $27.7  $22.6  $25.7 $262.4
2002A            22.8       19.9      -       -      -        -      -      -      -      -      -      -      -
2001A            24.3       21.7   20.3    22.3   17.7     17.0   19.5   17.6   15.1   21.7   17.3   22.5  237.1
2000A            22.9       20.7   20.0    23.1   17.7     17.8   20.4   17.5   18.5   25.1   20.2   24.5  248.4

EBITDA
2002E            $2.9       $3.0   $2.1    $3.1   $2.1     $1.5   $1.9   $2.1   $2.3   $4.5   $3.1   $4.8  $33.6
2002A             2.9        2.6      -       -      -        -      -      -      -      -      -      -      -
2001A             3.2        3.0    2.5     2.9    1.2      0.3    0.6    0.5    0.6    2.5    1.6    4.1   22.9
2000A             3.2        3.5    2.2     3.6    2.6      1.1    2.0    1.5    2.0    4.0    2.7    3.6   31.9

EBITDA MARGIN
2002E           12.6%       14.7%  11.3%   13.2%  10.7%     8.3%   9.1%  10.5%  11.1%  16.3%  13.8%  18.7%  12.8%
2002A           12.8%       13.2%     -       -      -        -      -      -      -      -      -      -      -
2001A           13.1%       13.8%  12.4%   13.1%   6.7%     1.7%   2.9%   2.8%   4.2%  11.5%   9.2%  18.0%   9.7%
2000A           13.9%       16.8%  11.2%   15.8%  14.5%     6.2%   9.7%   8.7%  10.6%  15.8%  13.1%  14.7%  12.8%

2002A V. 2002E
-----------------------------------------------------------------------------------------------------------------
REVENUE
$               ($0.4)     ($0.8)     -       -      -        -      -      -      -      -      -      -      -
%                -1.7%      -3.8%     -       -      -        -      -      -      -      -      -      -      -

EBITDA
$               ($0.0)     ($0.4)     -       -      -        -      -      -      -      -      -      -      -
%                -0.1%     -13.6%     -       -      -        -      -      -      -      -      -      -      -

EBITDA MARGIN     0.2%      -1.5%     -       -      -        -      -      -      -      -      -      -      -
-----------------------------------------------------------------------------------------------------------------
2002E V. 2001A
-----------------------------------------------------------------------------------------------------------------
REVENUE (1)
$               ($1.6)     ($1.8) ($1.4)   $1.0   $1.7     $1.6   $1.8   $2.2   $6.0   $6.1   $5.3   $3.2  $25.3
%                -6.4%      -8.3%  -6.7%    4.6%    9.5%    9.4%   9.4%  12.2%  39.9%  28.0%  30.6%  14.3%  10.7%

EBITDA (1)
$               ($0.3)     ($0.4) ($0.4)   $0.2   $0.9     $1.3   $1.4   $1.6   $1.7   $2.0   $1.5   $0.7  $10.7
%                -8.3%     -12.3% -15.0     5.2%  75.3%   428.8% 243.5% 329.3% 271.4%  81.6%  96.3%  18.4%  46.6%

EBITDA
MARGIN (1)       -0.3%      -0.6%  -1.1%    0.1%   4.0%     6.6%   6.2%   7.8%   6.9%   4.8%   4.6%   0.7%   3.1%
-----------------------------------------------------------------------------------------------------------------
2001A V. 2000A
-----------------------------------------------------------------------------------------------------------------
REVENUE
$                $1.5       $1.0   $0.3   ($0.8) ($0.0)   ($0.8) ($0.8)  $0.1  ($3.3) ($3.4) ($2.9) ($2.0) ($11.3)
%                 6.5%       4.8%   1.3%   -3.4%  -0.1%    -4.4%  -4.1%   0.8% -18.1% -13.7% -14.5%  -8.2%  -4.5%

EBITDA

$                $0.0      ($0.5)  $0.3   ($0.7) ($1.4)   ($0.8) ($1.4) ($1.0) ($1.3) ($1.5) ($1.1)  $0.5  ($9.0)
%                 0.3%     -13.4%  12.2%  -19.6% -53.9%   -73.6% -71.4% -68.3% -67.9% -37.1% -40.2%  12.6% -28.1%

EBITDA

MARGIN           -0.8%      -2.9%   1.2%   -2.6%  -7.8%    -4.5%  -6.8%  -6.0%  -6.5%  -4.3%  -3.9%   3.3%  -3.2%
-----------------------------------------------------------------------------------------------------------------

Notes:
Source:  2002 estimates from company strategic plan.
N.B.  EBITDA figures are before pre-opening costs.
(1) January and February comparisons are based on 2002 actual figures.

COMPARABLE RESTAURANT TREND

   - Morton's of Chicago comparable restaurant revenues declined 14.8% for 2001 fourth quarter year-over-year and 10.7% for full year 2001. For January, February and the first three weeks of March 2002, they were down 10.1%, 11.5%, and 7.8%, respectively.

   - In comparison, comparable restaurant revenues increased 4.5% and 9.5% for the 2000 fourth quarter year-over-year and 2000 full year, respectively.

                              [Graphic Omitted]

[The following table was depicted as a line graph of quarterly comparable restaurant revenues for Morton's in the printed materials.]


                                        1999                         2000                           2001
                                Q1    Q2    Q3    Q4        Q1     Q2    Q3     Q4       Q1      Q2      Q3        Q4
Same Store Sales Growth        1.7%  0.7%  7.6%  6.1%     12.3%   9.9%  12.3%  4.5%    (3.3%)  (9.6%)  (16.0%)   (14.8%)


Source:  Morton's Restaurant Group's 10-Qs and Summary Business Reports.

COST SAVINGS PROJECTIONS

  - The Company has implemented various cost reduction programs which it believes will produce EBITDA benefits of approximately $6.8 million on a pro forma full year basis (see highlighted yellow below [marked with [*]]).

($US in Millions)
                                                  2001                                                     2002
                                     ----------------------------------      ----------------------------------------------------
                                                  COST            PRO          COST          2001
                                     ACTUAL      SAVINGS         FORMA        SAVINGS      RUN RATE          IMPLIED        2002
                                      2001      (ONE-TIME)        2001       (ONGOING)   ADJUSTMENTS(2)     GROWTH(5)      BUDGET
                                     ------     ----------       ------      ---------   --------------     ---------      ------
TOTAL REVENUES                       $237.1       ($0.5)         $236.6          $0.0         $14.5            $11.4        $262.4

Restaurant Cash Contribution(1)        40.1         0.4            40.5           3.9[*]        2.9              1.9          49.2

Overhead Costs                        (17.2)        2.3(3)[*]     (14.9)          0.6[*]        0.0             (1.2)        (15.5)
                                     ------     ----------       ------      ---------   --------------     ---------      ------
EBITDA(4)                             $22.9        $2.6           $25.6          $4.5          $2.9             $0.7         $33.6

Notes:
-------------------
N.B. Company exhibit that has been adjusted to bridge pro forma 2001 figures to 2002 budget figures.
(1) Restaurant cash contribution is defined as revenues minus food and beverage costs, operating expenses, and marketing and promotion expenses.
(2) Assumes 0% same store sales growth. Revenue and restaurant cash contribution adjustments reflect new restaurants only.
(3) Reflects savings associated with MOC Sydney ($352,000), Morton's Bonus and T&E ($1.614 million) and MOC excess legal costs ($326,000).
(4) EBITDA is before pre-opening costs.
(5) Implied growth reflects bridge from Company pro forma analysis to Company 2002 budget dated January 2002.

FINANCIAL SUMMARY

     -      MANAGEMENT CASE(1)

($US in Millions, Except per Share Data)

                                                  ACTUAL                                                    CAGR
                1997     1998     1999    2000      2001     2002E    2003E    2004E    2005E    2006E     '97-'02E
               ------   ------   ------  ------    ------   ------   ------   ------   ------    ------    --------
Revenue        $172.5   $189.8   $206.9  $248.4    $237.1   $262.4   $293.1   $330.6   $377.7    $438.0        8.8%
  % GROWTH          -    10.0%     9.0%   20.1%     -4.5%    10.7%    11.7%    12.8%    14.3%     16.0%

EBITDA          $20.5    $24.5    $25.8   $31.9     $22.9    $33.6    $36.8    $41.7    $47.4     $55.3       10.4%
  % MARGIN      11.9%    12.9%    12.5%   12.8%      9.7%    12.8%    12.6%    12.6%    12.6%     12.6%
  % GROWTH          -    19.6%     5.5%   23.4%    -28.1%    46.6%     9.4%    13.3%    13.8%     16.6%

E.P.S.          $1.25    $1.50    $1.75   $2.12     $0.43    $1.76    $2.57    $3.22    $3.84     $4.75          NM
  % GROWTH          -    20.0%    16.7%   21.0%    -79.5%   305.5%    45.7%    25.1%    19.6%     23.5%

  -     RESEARCH ANALYST CASE(2)


($US in Millions, Except per Share Data)

                                                  ACTUAL                                                     CAGR
                1997     1998     1999     2000     2001     2002E     2003E    2004E    2005E    2006E    '97-'02E
               ------   ------   ------  ------    ------    ------   ------   ------   ------   ------    --------
Revenue        $172.5   $189.8   $206.9  $248.4    $237.1    $215.7   $228.6   $242.3   $256.9   $272.3        4.6%
  % GROWTH          -    10.0%     9.0%   20.1%     -4.5%     -9.0%     6.0%     6.0%     6.0%     6.0%

EBITDA          $20.5    $24.5    $25.8   $31.9     $22.9     $23.7    $26.2    $29.0    $30.7    $32.6        3.0%
  % MARGIN      11.9%    12.9%    12.5%   12.8%      9.7%     11.0%    11.5%    12.0%    12.0%    12.0%
  % GROWTH          -    19.6%     5.5%   23.4%    -28.1%      3.5%    10.6%    10.4%     6.0%     6.0%

E.P.S.          $1.25    $1.50    $1.75   $2.12     $0.43     $0.13    $0.79    $1.14    $1.32    $1.53          NM
  % GROWTH          -    20.0%    16.7%   21.0%    -79.5%    -70.1%   510.3%    43.6%    16.3%    15.2%

Notes:
----------------------------
N.B. Financial information excludes one-time charges. EBITDA is before pre-opening expenses.
(1) Management Case reflects 2002-2006 income statement and balance sheet projections included in the Company's strategic plan dated January 2002.
(2) Research Analyst Case is extrapolated from an 2002 IBES EPS estimate of
    $0.13.

HISTORICAL BALANCE SHEET STATISTICS


($ in Millions)
                                                                      12/31/99        12/31/00      12/31/01     2/28/02(1)
                                                                      --------        --------      --------     ----------
Debt(2)                                                                  $65.4           $89.8      $104.7           $104.6
Cash                                                                       5.8             2.3         4.8              4.2
                                                                      --------        --------      --------     ----------
Net Debt                                                                 $59.6           $87.5       $99.9           $100.4

Total Debt / LTM EBITDA (Actual)                                          2.5x            2.8x        4.6x             4.6x
Total Debt / LTM EBITDA (Pro Forma)                                         NM              NM        4.1x             4.1x

Net Debt / LTM EBITDA (Actual)                                            2.3x            2.7x        4.4x             4.4x
Net Debt / LTM EBITDA (Pro Forma)                                           NM              NM        3.9x             3.9x

LTM EBITDA (Actual) / Net Interest Exp.                                   6.3x            5.0x        3.0x             3.0x
LTM EBITDA (Pro Forma) / Net Interest Exp.                                  NM              NM        3.4x             3.4x

LTM EBITDA (Actual) / Net Interest Exp. + CapEx                           1.3x            1.4x        1.2x             1.2x
LTM EBITDA (Pro Forma) / Net Interest Exp. + CapEx                          NM              NM        1.3x             1.3x

Total Debt / Total Capitalization (Book)                                  0.8x            1.0x        1.0x             1.0x
Total Debt / Total Capitalization (Market)(3)                             0.5x            0.5x        0.7x             0.8x

Notes:
-------------------
(1) 2/28/02 LTM statistics for EBITDA, net interest expense and capex reflect calendar year 2001.
(2) Includes current and long-term portions of capital lease obligations.
(3) Market values reflect share prices as of the dates of the balance sheet.

------------------------------------------------------------------------------
                        SECTION III: VALUATION ANALYSIS
------------------------------------------------------------------------------

SUMMARY TRANSACTION VALUATION

($US in Millions, Except per Share Data)

                  $12.60 OFFER AS A PREMIUM TO                           IMPLIED
               CURRENT       ONE          ONE         PRICE     EQUITY  ENTERPRISE
                MARKET   WEEK PRIOR   MONTH PRIOR   PER SHARE   VALUE   VALUE (1)
                 152.0%          -             -       $5.00   $20.9      $121.3
                 110.0%          -             -       $6.00    25.1       125.5
-----------------------------------------------------------------------------------
   2/15/02        81.3%      68.2%         16.8%       $6.95    29.1       129.5
-----------------------------------------------------------------------------------
                  80.0%          -             -       $7.00    29.3       129.7
                  57.5%          -             -       $8.00    33.5       133.9
                  40.0%          -             -       $9.00    37.6       138.0
-----------------------------------------------------------------------------------
    3/7/02        37.1%      55.9%         66.2%       $9.19    38.4       138.8
-----------------------------------------------------------------------------------
                  26.0%          -             -      $10.00    41.8       142.2
                  14.5%          -             -      $11.00    46.0       146.4
-----------------------------------------------------------------------------------
Current: 3/25/02  10.1%      14.6%         75.0%      $11.44    47.8       148.3
-----------------------------------------------------------------------------------


                   5.0%          -             -      $12.00    50.2       150.6
-----------------------------------------------------------------------------------
     Offer         0.0%          -             -      $12.60    52.7       153.1
-----------------------------------------------------------------------------------
                  -3.1%          -             -      $13.00    54.4       154.8
                 -10.0%          -             -      $14.00    58.5       159.0


                   PRICE/        PRICE/       PRICE/         ENTERPRISE
                    2001         2002E         2002E        VALUE / 2001
                 ACTUAL EPS   IBES EPS (2)   MGMT. EPS   ACTUAL EBITDA (3)
                     $0.43         $0.13        $1.76              $22.9
                     11.5x         38.5x         2.8x                5.3x
                     13.8x         46.2x         3.4x                5.5x
-----------------------------------------------------------------------------------
   2/15/02           16.0x         53.5x         3.9x                5.6x
-----------------------------------------------------------------------------------
                     16.1x         53.8x         4.0x                5.7x
                     18.4x         61.5x         4.5x                5.8x
                     20.7x         69.2x         5.1x                6.0x
-----------------------------------------------------------------------------------
    3/7/02           21.1x         70.7x         5.2x                6.1x
-----------------------------------------------------------------------------------
                     23.0x         76.9x         5.7x                6.2x
                     25.3x         84.6x         6.2x                6.4x
-----------------------------------------------------------------------------------
Current: 3/25/02     26.3x         88.0x         6.5x                6.5x
-----------------------------------------------------------------------------------


                     27.6x         92.3x         6.8x                6.6x
-----------------------------------------------------------------------------------
     Offer           29.0x         96.9x         7.2x                6.7x
-----------------------------------------------------------------------------------
                     29.9x        100.0x         7.4x                6.8x
                     32.2x        107.7x         8.0x                6.9x

Notes:
-------------------
(1) Based on $100.4 million of net debt as of 2/28/02. Debt includes current and long-term portions of capital lease obligations.
(2) Source:  IBES estimate as of March 2002.
(3) EBITDA figure is before pre-opening costs.

PRECEDENT TRANSACTION VALUATION

       ($US in Millions, Except per Share Data)

      Valuation                             Morton's          Implied           Net          Implied                Implied
     Methodology       Multiple Range     Statistic (1)  Enterprise Value      Debt (3)     Equity Value       Price per Share (4)
ACTUAL FIGURES
--------------
LTM EBITDA               5.0x  -  7.0x      $22.9       $114.6   -  $160.5      $100.4     $14.2   -  $60.1      $3.40   -  $14.37
----------------------------------------------------------------------------------------------------------------------------------
LTM  P/E                12.0x  -  20.0x      $0.43       122.2   -  136.8        100.4      21.8   -   36.4       5.22   -    8.70
----------------------------------------------------------------------------------------------------------------------------------
One Month Premium
Paid (2)                35.0%  -  45.0%      $7.20       141.1   -  144.1        100.4       40.6  -  43.7        9.72   -   10.44
                                                                                                  --------------------------------
                                                                                                    Mean         $6.11   -  $11.17
                                                                                                  Median          5.22   -   10.44
                                                                                                    High          9.72   -   14.37
                                                                                                     Low          3.40   -    8.70
                                                                                                  --------------------------------
PRO FORMA FIGURES
-----------------
LTM EBITDA               5.0x  -   7.0x      $25.6       $127.9   -  $179.0      $100.4     $27.5  - $78.6       $6.57   - $18.80
----------------------------------------------------------------------------------------------------------------------------------
LTM  P/E                12.0x  -  20.0x      $0.87        144.1   -   193.5       100.4      43.7  -  93.1       10.46   -  17.43
----------------------------------------------------------------------------------------------------------------------------------
One Month Premium
Paid (2)                35.0%  -  45.0%      $7.20        141.1   -   144.1       100.4      40.6  -  43.7        9.72   -  10.44
                                                                                                  --------------------------------
                                                                                                    Mean         $8.91   -  $15.55
                                                                                                  Median          9.72   -   17.43
                                                                                                    High         10.46   -   18.80
                                                                                                     Low          6.57   -   10.44
                                                                                                  --------------------------------
                                                                                   -----------------------------------------------
                                                                                           Summary Range         $6.00   -  $14.00
                                                                                   Premium to Market (5)        -47.6%   -   22.4%
                                                                                   -----------------------------------------------

Notes:
-------------------
(1) Morton's LTM statistics reflect full year actual or pro forma 2001 numbers.
(2) Reflects premium to Morton's stock price one month prior to March 25, 2002.
(3) Includes current and long-term portions of capital lease obligations.
(4) Fully diluted shares calculated by using the treasury method and 4.18 million primary shares outstanding.
(5) Based upon Morton's stock price of $11.44 as of March 25, 2002.

RECENT PRECEDENT TRANSACTION ANALYSIS

  ($US Millions)

                                                                          Equity
                                                                          Value/         Enterprise Value/         Premium Paid (1)
   Date         Target /        Target Business    Equity   Enterprise  Net Income   Revenues    EBITDA  EBIT   One    One    One
Announced       Acquiror          Description      Value      Value        LTM       LTM         LTM     LTM    Day    Week   Month
  2/19/02    C.A. Muer        16 fine dining and     $28.0      $28.0         NA      0.47x        NA     NA      NM    NM      NM
             Corp./           upscale casual
             Landry's         seafood
             Restaurants      establishments in 6
                              states under the
                              names Charley's Crab
                              and Big Fish
  1/24/02    Shoney's/        Owns, operates and     $18.7     $257.0         NM      0.40x      4.2x   7.0x    4.3%  16.1%   28.6%
             Lone Star Funds  franchises Shoney's
                              Restaurants and
                              Captain D's Seafood
                              Restaurants
  6/8/01     McCormick &      34 McCormick &        $123.5     $123.5         NA      0.76x      6.1x     NA      NM     NM      NM
             Schmick/         Schmick upscale,
             Castle Harlan    seafood
             and Bruckmann,   restaurants
             Rosser Sherrill
             and Co.
  2/15/01    VICORP           Operates and          $179.6     $171.4      12.2x      0.46x      4.1x   7.1x   38.6%  32.0%   52.0%
             Restaurants/     franchises mid-scale
             Investor Group   family-type
                              restaurants,
                              principally under
                              the names "Bakers
                              Square" and
                              "Village Inn"
  11/16/00   Il Fornaio       Operates Italian       $76.6      $71.8      18.8x      0.61x      5.7x  11.2x   28.9%  23.9%   41.2%
             (America)        restaurants and
             Corporation/     bakeries in
             Bruckman,        the US
             Rosser,
             Sherrill & Co.
  6/5/00     Buffets/         Develops, owns and    $592.1     $541.2      12.7x      0.56x      4.7x   7.6x   14.2%  27.4%   27.4%
             Caxton-Iseman    franchises more than
             Capital          400 family-style
                              buffet restaurants
                                                               --------------------------------------------------------------------
                                                                 Mean      14.6x      0.54x      5.0x   8.2x   21.5%  24.8%   37.3%
                                                               Median      12.7x      0.51x      4.7x   7.4x   21.5%  25.6%   34.9%
                                                                 High      18.8x      0.76x      6.1x  11.2x   38.6%  32.0%   52.0%
                                                                  Low      12.2x      0.40x      4.1x   7.0x    4.3%  16.1%   27.4%
                                                               --------------------------------------------------------------------


Notes:
--------------
N.B. Financial information excludes one-time charges and discontinued operations. Equity and enterprise values represent the implied value of the entire company.
(1) Reflects premium to closing price one day prior to announcement, one week prior to announcement and one month prior to announcement.

HISTORICAL PRECEDENT TRANSACTION ANALYSIS


($US Millions)
                                                                                         ENTERPRISE VALUE/      PREMIUM PAID (1)
                                                                        EQUITY VALUE/-----------------------    -------------------
   DATE      TARGET /         TARGET BUSINESS        EQUITY  ENTERPRISE  NET INCOME  REVENUES  EBITDA   EBIT    ONE    ONE    ONE
ANNOUNCED    ACQUIROR           DESCRIPTION          VALUE      VALUE        LTM       LTM       LTM     LTM    DAY    WEEK   MONTH
----------   ---------------  ---------------------  ------- ----------- ----------- --------- -------- ------- ------ ------ -----
   2/19/02   C.A. Muer        16 fine dining and       $28.0     $28.0        NA      0.47x        NA     NA      NM     NM      NM
             Corp./           upscale casual
             Landry's         seafood establishments
             Restaurants      in 6 states under the
                              names Charley's Crab
                              and Big Fish

   1/24/02   Shoney's/        Owns, operates and       $18.7    $257.0        NM      0.40x      4.2x   7.0x    4.3%  16.1%   28.6%
             Lone Star Funds  franchises Shoney's
                              Restaurants and
                              Captain D's Seafood
                              Restaurants

    6/8/01   McCormick &      34 McCormick &          $123.5    $123.5        NA      0.76x      6.1x     NA      NM     NM      NM
             Schmick/         Schmick upscale,
             Castle Harlan    seafood restaurants
             and Bruckmann,
             Rosser Sherrill
             and Co.

   2/15/01   VICORP           Operates and            $179.6    $171.4     12.2x      0.46x      4.1x   7.1x   38.6%  32.0%   52.0%
             Restaurants/     franchises mid-scale
             Investor Group   family-type
                              restaurants,
                              principally under
                              the names "Bakers
                              Square" and
                              "Village Inn"

  11/16/00   Il Fornaio       Operates Italian         $76.6     $71.8     18.8x      0.61x      5.7x  11.2x   28.9%  23.9%   41.2%
             (America)        restaurants and
             Corporation/     bakeries in the US
             Bruckman,
             Rosser,
             Sherrill & Co.

   6/5/00    Buffets/         Develops, owns and      $592.1    $541.2     12.7x      0.56x      4.7x   7.6x   14.2%  27.4%   27.4%
             Caxton-Iseman    franchises more than
             Capital          400 family-style
                              buffet restaurants

  7/19/99    Ruth's Chris     Operates fine           $145.2    $177.4     16.5x      1.36x      8.2x  11.0x      NM     NM      NM
             Steak House/     dining steakhouse
             Madison          restaurants (29
             Dearborn         company-owned and
             Partners         29 franchisee-owned)
                              under the "Ruth's
                              Chris Steak House"
                              name

  12/11/98   Logan's          Owns and franchises     $178.2    $178.1     21.2x      1.97x     10.7x  14.8x   13.9%  10.3%   32.4%
             Roadhouse/       roadhouse-style
             CBRL Group       restaurants

   9/25/98   Domino's Pizza/  Operates more than      $921.0    $971.0     12.6x      0.85x     10.5x  14.1x      NM     NM      NM
             Bain Capital     6,200 pizza delivery
                              stores in 64
                              international markets

  4/27/98    Romacorp (unit   Operates and            $121.5    $121.5        NA      1.28x        NA  11.4x      NM     NM      NM
             of NPC           franchises Tony
             International)/  Roma's Famous
             Sentinel         For Ribs restaurants
             Capital
             Partners

   4/3/98    Bertucci's/      Operates 84              $96.5    $104.7     28.9x      0.75x      6.9x  16.9x   35.5%  35.5%   38.3%
             NE Restaurant    full-service,
             Corp.            Italian restaurants
                              under the
                             "Bertucci's Brick
                              Oven Pizzeria"
                              name

  10/21/97   Dairy Queen      Franchises more         $585.0    $585.0     14.1x      1.40x      8.8x   9.8x   11.9%   6.9%   11.9%
             International/   than 6,000 Dairy
             Berkshire        Queen, Orange Julius,
             Hathaway         Karmelkorn and
                              Golden Skillet
                              stores

    8/4/97   Perkins Family   Owns, operates and      $276.0    $276.0        NM      1.10x      7.9x  14.5x   28.7%  27.3%   30.2%
             Restaurants LP/  franchises
             Restaurant Co.   family-style
                              restaurants

   4/19/96   Bayport          Owns and operates        $46.6     $73.0     21.4x      1.23x     13.5x  18.6x   10.5%  28.6%   19.9%
             Restaurant       17 "Crab House
             Group/Landry's   Seafood"
             Seafood          restaurants in
             Restaurants      Florida, Georgia and
                              South Carolina
                                                                -------------------------------------------------------------------
                                                                  Mean     17.6x      0.94x      7.6x  12.0x   20.7%  23.1%   31.3%
                                                                Median     16.5x      0.81x      7.4x  11.3x   14.2%  27.3%   30.2%
                                                                  High     28.9x      1.97x     13.5x  18.6x   38.6%  35.5%   52.0%
                                                                   Low     12.2x      0.40x      4.1x   7.0x    4.3%   6.9%   11.9%
                                                                -------------------------------------------------------------------

Notes:
-------------------
N.B. Financial information excludes one-time charges and discontinued operations. Equity and enterprise values represent the implied value of the entire company.
(1) Reflects premium to closing price one day prior to announcement, one week prior to announcement and one month prior to announcement.

 DISCOUNTED CASH FLOW ANALYSIS - MANAGEMENT CASE

  - A range of discount rates was used to adjust for the Company's high leverage and smaller capitalization.

($US in Millions, Except per Share Data)


TERMINAL EBITDA MULTIPLE                                 5.0x                     5.5x                       6.0x
                                             ------------------------   ------------------------   ------------------------
DISCOUNT RATE                                  8.0%    10.5%    13.0%     8.0%    10.5%    13.0%     8.0%    10.5%    13.0%
                                             ------------------------   ------------------------   ------------------------
     Present Value of Cash Flows: (1)
       2002E - 2006E                           73.7     69.7     66.1     73.7    69.7      66.1     73.7     69.7     66.1
       Terminus                               188.2    167.9    150.1    207.0   184.6     165.1    225.8    201.4    180.1
       Other                                    0.0      0.0      0.0      0.0     0.0       0.0      0.0      0.0      0.0
                                             ------   ------   ------   ------  ------    ------   ------   ------   ------
     ENTERPRISE VALUE                        $261.9   $237.6   $216.2   $280.7  $254.4    $231.2   $299.5   $271.1   $246.2
     NET DEBT                                $100.4   $100.4   $100.4   $100.4  $100.4    $100.4   $100.4   $100.4   $100.4
                                             ------   ------   ------   ------  ------    ------   ------   ------   ------
     EQUITY VALUE                            $161.4   $137.2   $115.8   $180.3  $153.9    $130.8   $199.1   $170.7   $145.8
                                             ======   ======   ======   ======  ======    ======   ======   ======   ======
                                             ------   ------   ------   ------  ------    ------   ------   ------   ------
     VALUE PER SHARE (2)                     $33.72   $29.17   $25.18   $37.25  $32.32    $27.99   $40.77   $35.46   $30.80
                                             ------   ------   ------   ------  ------    ------   ------   ------   ------
     TERMINAL VALUE ANALYSIS

       % VALUE IN TERMINUS                    71.9%    70.7%    69.4%    73.8%   72.6%     71.4%    75.4%    74.3%    73.1%
     IMPLIED TERMINAL MULTIPLES

       FY 2006E Revenues                      0.63x    0.63x    0.63x    0.69x   0.69x     0.69x    0.76x    0.76x    0.76x
       FY 2006E EBITDA                         5.0x     5.0x     5.0x     5.5x    5.5x      5.5x     6.0x     6.0x     6.0x
       FY 2006E EBIT                           8.6x     8.6x     8.6x     9.5x    9.5x      9.5x    10.3x    10.3x    10.3x
     Implied Perpetual Growth Rate (3)         0.5%     2.8%     5.0%     1.2%    3.4%      5.7%     1.7%     4.0%     6.3%
     IMPLIED VALUATION MULTIPLES (4)
     Enterprise Value /

       FY 2001A Revenues                      1.10x    1.00x    0.91x    1.18x   1.07x     0.98x    1.26x    1.14x    1.04x
       FY 2001A EBITDA                        11.4x    10.4x     9.4x    12.2x   11.1x     10.1x    13.1x    11.8x    10.7x
       FY 2001A EBIT                          25.5x    23.2x    21.1x    27.4x   24.8x     22.6x    29.2x    26.5x    24.0x

Notes:
----------------------------------------------------------------
N.B. Analysis assumes that cash flows occur at the middle of the period. N.B. All EBITDA figures are before pre-opening expenses.
(1) Valuation is as of 1/1/02.
(2) Fully diluted shares is calculated using the treasury method and 4.18 million primary shares outstanding.
(3) Based upon the terminal value calculated by the EBITDA multiple method.
(4) Implied multiples are based upon 2001 actual, rather than pro forma, figures.

  DISCOUNTED CASH FLOW ANALYSIS - RESEARCH ANALYST CASE

  - A range of discount rates was used to adjust for the Company's high leverage and smaller capitalization.


($US in Millions, Except per Share Data)

TERMINAL EBITDA MULTIPLE                                 5.0x                     5.5x                       6.0x
                                             ------------------------   ------------------------   ------------------------
DISCOUNT RATE                                  8.0%    10.5%    13.0%     8.0%    10.5%    13.0%     8.0%    10.5%    13.0%
                                             ------------------------   ------------------------   ------------------------
     Present Value of Cash Flows: (1)
       2002E - 2006E                           26.8     25.2     23.8     26.8    25.2      23.8     26.8     25.2     23.8
       Terminus                               110.8     98.8     88.3    121.9   108.7      97.2    132.9    118.6    106.0
       Other                                    0.0      0.0      0.0      0.0     0.0       0.0      0.0      0.0      0.0
                                             ------   ------   ------   ------  ------    ------   ------   ------   ------
     ENTERPRISE VALUE                        $137.5   $124.0   $112.2   $148.6  $133.9    $121.0   $159.7   $143.8   $129.8
     NET DEBT                                $100.4   $100.4   $100.4   $100.4  $100.4    $100.4   $100.4   $100.4   $100.4
                                             ------   ------   ------   ------  ------    ------   ------   ------   ------
     EQUITY VALUE                             $37.1    $23.6    $11.7    $48.2   $33.5     $20.6    $59.3    $43.4    $29.4
                                             ======   ======   ======   ======  ======    ======   ======   ======   ======
                                             ------   ------   ------   ------  ------    ------   ------   ------   ------
     VALUE PER SHARE (2)                      $8.88    $5.64    $2.81   $11.53   $8.01     $4.92   $14.18   $10.37    $7.03
                                             ------   ------   ------   ------  ------    ------   ------   ------   ------
     TERMINAL VALUE ANALYSIS

       % VALUE IN TERMINUS                    80.5%    79.7%    78.8%    82.0%   81.2%     80.3%    83.2%    82.5%    81.7%
     IMPLIED TERMINAL MULTIPLES

       FY 2006E Revenues                      0.60x    0.60x    0.60x    0.66x   0.66x     0.66x    0.72x    0.72x    0.72x
       FY 2006E EBITDA                         5.0x     5.0x     5.0x     5.5x    5.5x      5.5x     6.0x     6.0x     6.0x
       FY 2006E EBIT                           9.1x     9.1x     9.1x    10.0x   10.0x     10.0x    10.9x    10.9x    10.9x
     Implied Perpetual Growth Rate (3)         2.8%     5.1%     7.4%     3.2%    5.6%      7.9%     3.6%     6.0%     8.3%
     IMPLIED VALUATION MULTIPLES (4)
     Enterprise Value /

       FY 2001A Revenues                      0.58x    0.52x    0.47x    0.63x   0.56x     0.51x    0.67x    0.61x    0.55x
       FY 2001A EBITDA                         6.0x     5.4x     4.9x     6.5x    5.8x      5.3x     7.0x     6.3x     5.7x
       FY 2001A EBIT                          13.4x    12.1x    10.9x    14.5x   13.1x     11.8x    15.6x    14.0x    12.7x


Notes:
--------------------------------------------------
N.B. Analysis assumes that cash flows occur at the middle of the period. N.B. All EBITDA figures are before pre-opening expenses.
(1) Valuation is as of 1/1/02.
(2) Fully diluted shares is calculated using the treasury method and 4.18 million primary shares outstanding.
(3) Based upon the terminal value calculated by the EBITDA multiple method.
(4) Implied multiples are based upon 2001 actual, rather than pro forma, figures.

COST OF CAPITAL ANALYSIS - STEAKHOUSE RESTAURANTS


                                                      PREDICTED          TOTAL DEBT/            PFD/       UNLEVERED
                                                       EQUITY              MARKET              MARKET       (ASSET)
                   COMPANY                             BETA (1)           EQUITY (2)           EQUITY (2)     BETA
------------------------------------------            ---------         ------------          -----------  ----------
Outback Steakhouse (OSI)                               0.771                1.5%                0.0%         0.764
RARE Hospitality International (RARE)                  0.785                5.7%                0.0%         0.759
Lone Star Steakhouse & Saloon (STAR)                   0.543                0.0%                0.0%         0.543
The Smith & Wollensky Restaurant Group (SWRG)          0.609                4.1%                0.0%         0.594

                                          ------------------------------------------------------------------------
                                            Mean       0.677                2.8%                0.0%         0.665
                                          Median       0.690                2.8%                0.0%         0.677
                                          ------------------------------------------------------------------------


                            RELEVERING OF ASSET BETA FOR A RANGE OF MORTON'S CAPITAL STRUCTURES
---------------------------------------------------------------------------------------------------------------------
  TOTAL DEBT/                                       COST OF        COST OF                               WEIGHTED
     MARKET        PREFERRED/         RELEVERED       DEBT           DEBT       COST OF     COST OF    AVERAGE COST
 EQUITY (2) (3)   MARKET EQUITY         BETA      (PRE-TAX) (4)   (AFTER-TAX)  PREFERRED    EQUITY     OF CAPITAL (5)
---------------   -------------       ---------   -------------   -----------  ---------    -------    --------------
                                                                                                       --------------
     213.6%           0.0%              1.66         7.67%            5.4%        0.0%       13.7%          8.0%
     216.1%           0.0%              1.67         8.17%            5.7%        0.0%       13.8%          8.2%
     218.6%           0.0%              1.68         8.67%            6.1%        0.0%       13.8%          8.5%
     221.1%           0.0%              1.69         9.17%            6.4%        0.0%       13.9%          8.8%
     223.6%           0.0%              1.71         9.67%            6.8%        0.0%       13.9%          9.0%
                                                                                                       --------------

ASSUMPTIONS: Risk Free Rate (6)      5.41%   FORMULAS: Unlevered Beta(7)  =                Levered Beta
                                                                             ------------------------------------------------
             Market Risk Premium      5.0%                                         1 + (D/E) (1 - t) + (Pfd/E)

             Marginal Tax Rate (t)   30.0%             Relevered Beta(7)  =  Unlevered Beta * 1 + (D/E) (1 - t) + (Pfd/E)

                                                       Cost of Equity     =  Risk Free Rate + Levered Beta * (Market Risk Premium)

Notes:
---------------------------------------------------
(1) Source: Barra.
(2) Based on share prices as of 3/25/02.
(3) Morton's total debt / market equity is 218.6%. The range around the mid-point is shown at increments of 2.5%.
(4) Morton's weighted average interest rate on its credit facility for year 2000 was 8.7%. The range around the mid-point is shown at increments of 0.5%.
(5) Based on after-tax cost of debt. Does not take into account costs of financial distress and smaller capitalization.
(6) Current yield on a 10 year U.S. treasury bond as of 3/25/02.
(7) D = Debt, E =Equity, t = Marginal Tax Rate, Pfd = Preferred Stock.

COMPARABLE COMPANY VALUATION - STEAKHOUSE RESTAURANTS

($US in Millions, Except per Share Data)

                                                 MORTON'S       IMPLIED        NET         IMPLIED          IMPLIED
VALUATION METHODOLOGY            MULTIPLE RANGE  STATISTIC  ENTERPRISE VALUE  DEBT(2)   EQUITY VALUE   PRICE PER SHARE(3)
-------------------------------------------------------------------------------------------------------------------------
2001A EBITDA (4)                  6.0x -  8.5x   $22.9      $137.6 - $194.9   $100.4   $ 37.2 - $ 94.5 $ 8.89 - $22.59
-------------------------------------------------------------------------------------------------------------------------
2002E EBITDA (IBES Case)(1)       5.0x -  7.5x    23.7       118.6 -  177.9    100.4     18.2 -   77.5   4.35 -  18.54
2002E EBITDA (Mgmt Case)          5.0x -  7.5x    33.6       168.1 -  252.2    100.4     67.7 -  151.7  16.19 -  36.29

-------------------------------------------------------------------------------------------------------------------------
2001A P/E (4)                    17.0x - 20.0x   $ 0.43     $131.3 - $136.8   $100.4   $ 30.9 - $ 36.4 $ 7.39 - $ 8.70
-------------------------------------------------------------------------------------------------------------------------
2002E P/E (IBES Case)            14.0x - 18.0x     0.13      108.0 -  110.2    100.4      7.6 -    9.8   1.82 -   2.34
2002E P/E (Mgmt Case)            14.0x - 18.0x     1.76      232.3 -  270.0    100.4    131.9 -  169.5  24.69 -  31.74
                                                                                  ---------------------------------------
                                                                                                 Mean  $10.55 - $20.03
                                                                                               Median    8.14 -  20.57
                                                                                                 High   24.69 -  36.29
                                                                                                  Low    1.82 -   2.34
                                                                                  ---------------------------------------
                                                                                        Summary Range   $8.00 - $15.00
                                                                                  Premium to Market(5) -30.1% -  31.1%
                                                                                  ---------------------------------------

Notes:
---------------------------------------
N.B. Morton's EBITDA figures are before pre-opening costs.
(1)  2002E IBES EBITDA refers to the 2002E Research Analyst Case EBITDA figure.
(2)  Includes current and long-term portions of capital lease obligations.
(3) Fully diluted shares calculated by using the treasury method and 4.18 million primary shares outstanding.
(4)  Reflects actual, rather than pro forma, results for 2001.
(5)  Based upon Morton's stock price of $11.44 as of March 25, 2002.

COMPARABLE COMPANY TRADING ANALYSIS

($US in Millions, Except per Share Data)


                                                        DISCOUNT                                     2001A PE/
                                                PRICE   FROM 52   EQUITY    ENTERPRISE  PRICE/EPS(1)   5-YR. EPS
COMPANY (TICKER)                               3/25/02  WK. HIGH  VALUE        VALUE    2001A  2002E  GR. RATE(1)
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                       $35.10     -7.5%   $2,846.5  $2,822.1    20.2x  16.9x  1.32x
RARE Hospitality International (RARE)           24.75    -12.9%      567.1     573.4    19.2   17.4   0.95
Lone Star Steakhouse & Saloon (STAR)            20.60     -2.0%      581.9     499.0    19.1   15.4   1.47
The Smith & Wollensky Restaurant Group (SWRG)    5.33    -38.2%       50.2      45.4      NM     NM     NM
                                                                              ------------------------------
                                                                                Mean    19.5x  16.6x  1.25x
                                                                              Median    19.2   16.9   1.32
------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)            $11.44    -59.1%   $   47.8  $  148.3    26.3x  88.0x  2.63x
------------------------------------------------------------------------------------------------------------

                                                            ENTERPRISE VALUE/
                                               --------------------------------------------
                                                 REVENUE         EBITDA(3)         EBIT
                                               2001A  2002E    2001A  2002E    2001A  2002E
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                       1.33x  1.20x    8.8x   7.8x     11.8x  10.3x
RARE Hospitality International (RARE)          1.08   0.97     8.1    7.4      12.6   11.4
Lone Star Steakhouse & Saloon (STAR)           0.83   0.81     7.5    5.9      13.6   10.5
The Smith & Wollensky Restaurant Group (SWRG)  0.64   0.58      NM     NM        NM     NM
                                       ---------------------------------------------------
                                         Mean  0.97x  0.89x    8.2x   7.0x     12.7x  10.7x
                                       Median  0.95   0.89     8.1    7.4      12.6   10.5
-------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)            0.63x  0.69x    6.5x   6.2x     14.5x  17.5x
-------------------------------------------------------------------------------------------


Notes:
---------------------------------------------------
N.B. Estimates from recent research reports unless noted otherwise.
     Statistics reflect calendar year figures.
(1)  Source:  IBES estimates as of March 2002.
(2) Morton's 2001 multiples are based upon actual, rather than pro forma, figures. The Company's 2002 multiples are based upon the Research Analyst case estimates.
(3) EBITDA figures are before pre-opening costs, using assumptions where necessary.

COMPARABLE COMPANY OPERATING ANALYSIS

($US in Millions)

                                                                                          5-YEAR EPS      OPERATING MARGINS
                                               EQUITY    ENTERPRISE    SALES   EBITDA(1)    GROWTH     EBITDA (1)       EBIT
COMPANY (TICKER)                               VALUE        VALUE      2001A     2001A      RATE(2)   2001A  2002E  2001A  2002E
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                       $2,846.5  $2,822.1    $2,127.1  $319.0      15.3%      15.0%  15.3%  11.3%  11.7%
RARE Hospitality International (RARE)             567.1     573.4       533.2    70.4      20.1%      13.2%  13.2%   8.5%   8.5%
Lone Star Steakhouse & Saloon (STAR)              581.9     499.0       598.0    66.6      13.0%      11.1%  13.7%   6.1%   7.6%
The Smith & Wollensky Restaurant Group (SWRG)      50.2      45.4        70.6     1.5      15.0%       2.2%   5.6%  -2.0%   1.5%
                                                                                 -----------------------------------------------
                                                                                   Mean    15.8%      10.4%  11.9%   6.0%   7.3%
                                                                                 Median    15.1%      12.2%  13.4%   7.3%   8.1%
--------------------------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (3)               $47.8    $148.3    $  237.1  $ 22.9      10.0%       9.7%  11.0%   4.3%   3.9%
--------------------------------------------------------------------------------------------------------------------------------

                                               TOTAL DEBT/
                                                 2001A      % PUBLIC
                                                 EBITDA     FLOAT(4)
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                          0.14x      85.5%
RARE Hospitality International (RARE)             0.46x      95.1%
Lone Star Steakhouse & Saloon (STAR)              0.00x      90.0%
The Smith & Wollensky Restaurant Group (SWRG)     1.35x      66.2%
                                       ---------------------------
                                         Mean     0.49x      84.2%
                                       Median     0.30x      87.8%
------------------------------------------------------------------
Morton's Restaurant Group (MRG) (3)               4.56x      65.0%
------------------------------------------------------------------

Notes:
---------------------------
N.B. Estimates from recent research reports unless noted otherwise. Statistics reflect calendar year figures.
(1) EBITDA figures are before pre-opening costs, using assumptions where necessary.
(2)  Growth rate projections based upon March IBES estimates.
(3) Morton's 2001 multiples are based upon actual, rather than pro forma, figures. The Company's 2002 multiples are based upon the Research Analyst case estimates.
(4) Float statistics are from Bloomberg. Float is defined as shares not owned by directors, officers or holders of approximately 10% or more.

VALUATION SUMMARY

                              [Graphic Omitted]

[The following table was depicted as a horizontal bar chart in the printed material. Verticle lines indicated the current price of $11.44 and the offer price of $12.60.]

-----------------------                           --------------------
 Current Price: $11.44                             Offer Price $12.60
-----------------------                           --------------------

                                          Equity Value Per Share
                                          ----------------------
                                           Low             High
                                           ---             ----
Precedent Transaction Analysis          $  6.00           $14.00
DCF Analysis - Management Case            25.00            40.00
DCF Analysis - Research Analyst Case       3.00            14.00
Comparable Company Analysis                8.00            15.00

COMPARISON OF VALUATION METHODOLOGIES

PRECEDENT TRANSACTION VALUATION       DISCOUNTED CASH FLOW VALUATION         COMPARABLE COMPANY VALUATION
SUMMARY:                              SUMMARY:                               SUMMARY:

- Based on public information, such   - Provides intrinsic valuation metric  - Based on public information, such
  as reported financial results and     based on projections                   as reported financial results and
  market premiums                     - Methodology is based on cash           near-term projections
- Uses metrics such as Price to         generation ability of company        - Uses metrics such as Price to
  Earnings and Enterprise Value to                                             Earnings and Enterprise Value to
  EBITDA as benchmarks of value                                                EBITDA as benchmarks of value

ISSUES:                               ISSUES:                                ISSUES:
- May be difficult to find meaningful - Highly sensitive to projection       - May be difficult to find meaningful
  sample of truly comparable            assumptions, terminal value            sample of truly comparable
  transactions                          calculation and discount rate          companies
- Includes premium for change of        assumptions, all of which are        - Market valuations may be impacted
  control                               subjective                             by issues such as liquidity and scale,
- Market conditions at time of deal   - Terminal value often represents        as well as other external variables
  can have substantial influence        significant portion of total value   - Market conditions can have
                                      - Less influenced by market              substantial influence
                                        conditions, accounting issues, etc.

------------------------------------------------------------------------------
                           SECTION IV:  CONCLUSIONS
------------------------------------------------------------------------------

CONCLUSIONS

 - Greenhill recommends that the Special Committee and the Board of Directors assess the price and terms of Castle Harlan's offer relative to the Company's standalone strategy's benefits and risks in determining whether or not to accept the offer.

          - The Special Committee and the Board must evaluate the Castle Harlan offer and the different valuations of the Company using the various methodologies as a whole and taking into account the relevance of each valuation methodology to the Company's current situation.

          - The valuation implied by management's strategic plan must be weighed against the probability that the plan will be achieved given ongoing macroeconomic uncertainty, market risks and other Company specific risks.

          - The Special Committee and the Board must consider the Company's current debt level (4.56x total debt/ 2001 EBITDA), which is high relative to the current operating environment, and the Company's increased risk of financial distress.

          - On December 19, 2001, the Company received notice from the New York Stock Exchange (NYSE) that it is below the continued listing standards and therefore may cease to be eligible for trading on the NYSE.

          - In light of the Company's high level of leverage and potential lack of liquidity for equity holders, further availability of debt or equity capital on attractive terms is unlikely in the current environment.

 - Greenhill is of the opinion, based on our analysis, that the $12.60 per share merger consideration to be received by the holders of Morton's common stock is fair, from a financial point of view, to such holders.

PRELIMINARY TIMELINE TO CLOSING

 - The timeline below reflects current best estimates and is for illustrative purposes only.

DATE                                           EVENT
----------------------------------             --------------------------------------------------------------------
03/26/02                                       Receive Committee and Board approval

03/26/02                                       Sign definitive merger agreement

03/27/02                                       Announce transaction to the market

03/27/02                                       Commence filing of liquor license applications

03/27/02                                       Seek landlord and financing consents

Week of 4/01/02                                File initial proxy statement

Week of 4/01/02                                File Hart-Scott-Rodino filing

Week of 4/22/02                                Clear Hart-Scott-Rodino

Week of 4/29/02                                Receive first round of SEC comments to draft proxy statement

Week of 5/20/02                                Clear SEC; mail proxy statement to shareholders

Week of 6/17/02                                Shareholder meeting

Week of 7/08/02                                Review June financial statements

Week of 7/08/02                                Receive liquor licenses and other consents

Week of 7/08/02                                Close transaction

--------------------------------------------------------------------------------

                                    APPENDIX

--------------------------------------------------------------------------------

COMPARABLE COMPANY TRADING ANALYSIS

($US in Millions, Except per Share Data)

                                                           DISCOUNT
                                                 PRICE      FROM 52      EQUITY     ENTERPRISE      PRICE/EPS(1)
             COMPANY (TICKER)                   3/25/02    WK. HIGH      VALUE         VALUE       2001A    2002E
---------------------------------------------   -------    --------     --------    ----------     -----    -----
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                         $35.10      -7.5%      $2,846.5     $2,822.1      20.2x    16.9x
RARE Hospitality International (RARE)             24.75     -12.9%         567.1        573.4       19.2     17.4
Lone Star Steakhouse & Saloon (STAR)              20.60      -2.0%         581.9        499.0       19.1     15.4
The Smith & Wollensky Restaurant Group (SWRG)      5.33     -38.2%          50.2         45.4         NM       NM
                                                                                    -----------------------------
                                                                                         Mean      19.5x    16.6x
                                                                                       Median      19.2     16.9
-----------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)              $11.44    -59.1%          $47.8       $148.3      26.3x    88.0x
-----------------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                    $35.81     -5.4%       $1,888.1     $1,865.1      45.3x    36.4x
P.F. Chang's China Bistro (PFCB)                  66.85     -2.8%          877.3        847.2      54.3     43.3

                                                                                    -----------------------------
                                                                                         Mean      49.8x    39.8x
                                                                                    -----------------------------

CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                         $37.04    -17.0%       $4,728.3     $5,332.2      21.9x    17.8x
Brinker International (EAT)                       30.85    -14.3%        3,149.3      3,501.6      20.7     17.5
CBRL Group (CBRL)                                 27.15    -17.1%        1,592.4      1,709.3      18.6     16.2
Ruby Tuesday (RI)                                 22.30    -12.0%        1,532.0      1,540.2      21.4     18.1
Applebee's International (APPB)                   35.06     -8.0%        1,317.9      1,383.5      19.4     16.6
Landry's Seafood Restaurants (LNY)                24.40     -9.3%          584.6        728.5      20.5     18.5

                                                                                    -----------------------------
                                                                                         Mean      20.4x    17.5x
                                                                                       Median      20.6     17.7
                                                                                    -----------------------------

                                                 2001A PE /                         ENTERPRISE VALUE /
                                                5-YR. EPS           REVENUE             EBITDA(3)               EBIT
             COMPANY (TICKER)                  GR. RATE (1)    2001A       2002E     2001A     2002E      2001A      2002E
---------------------------------------------  ------------    -----       -----     -----     -----      -----      -----
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                         1.32x         1.33x       1.20x      8.8x      7.8x      11.8x      10.3x
RARE Hospitality International (RARE)            0.95          1.08        0.97       8.1       7.4       12.6       11.4
Lone Star Steakhouse & Saloon (STAR)             1.47          0.83        0.81       7.5       5.9       13.6       10.5
The Smith & Wollensky Restaurant Group (SWRG)      NM          0.64        0.58        NM        NM         NM         NM
                                               ---------------------------------------------------------------------------
                                                 1.25x         0.97x       0.89x      8.2x      7.0x      12.7x      10.7x
                                                 1.32          0.95        0.89       8.1       7.4       12.6       10.5
--------------------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)              2.63x         0.63x       0.69x      6.5x      6.2x      14.5x      17.5x
--------------------------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                    1.69x         3.46x       2.83x     23.3x     18.1x      33.6x      25.8x
P.F. Chang's China Bistro (PFCB)                 1.84          2.66        2.12      18.8      15.2       29.3       23.8

                                               ---------------------------------------------------------------------------
                                                 1.77x         3.06x       2.47x     21.0x     16.6x      31.4x      24.8x
                                               ---------------------------------------------------------------------------

CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                         1.40x         1.27x       1.18x     10.3x     9.1x       14.9x      12.9x
Brinker International (EAT)                      1.29          1.30        1.13       9.8      8.4        14.4       12.2
CBRL Group (CBRL)                                1.27          0.85        0.81       8.3      7.4        12.5       11.0
Ruby Tuesday (RI)                                1.07          1.93          NA      11.6       NA        15.4         NA
Applebee's International (APPB)                  1.31          1.86        1.68       9.0      7.8        12.3       10.4
Landry's Seafood Restaurants (LNY)               1.64          0.98        0.93       8.0      7.6        14.3       13.2

                                               ---------------------------------------------------------------------------
                                                 1.33x         1.36x       1.15x      9.5x     8.1x       14.0x      11.9x
                                                 1.30          1.28        1.13       9.4      7.8        14.4       12.2
                                               ---------------------------------------------------------------------------

Notes:
------------------------------------------
N.B. Estimates from recent research reports unless noted otherwise. Statistics reflect calendar year figures.
(1) Source:  IBES estimates as of March 2002.
(2) Morton's 2001 multiples are based upon actual, rather than pro forma, figures. The Company's 2002 multiples are based upon the Research Analyst case estimates.
(3) EBITDA figures are before pre-opening costs, using assumptions where necessary.

COMPARABLE COMPANY OPERATING ANALYSIS


($US in Millions)


                                                                                                 5-YEAR EPS
                                                   EQUITY    ENTERPRISE    SALES     EBITDA(1)     GROWTH
            COMPANY (TICKER)                       VALUE       VALUE       2001A       2001A       RATE(2)
---------------------------------------------     --------   ----------   ---------  ---------   ----------
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                          $2,846.5    $2,822.1    $2,127.1     $319.0       15.3%
RARE Hospitality International (RARE)                567.1       573.4       533.2       70.4       20.1%
Lone Star Steakhouse & Saloon (STAR)                 581.9       499.0       598.0       66.6       13.0%
The Smith & Wollensky Restaurant Group (SWRG)         50.2        45.4        70.6        1.5       15.0%
                                                                                     ----------------------
                                                                                        Mean        15.8%
                                                                                      Median        15.1%
                                                                                     ----------------------

-----------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (3)                  $47.8      $148.3      $237.1      $22.9       10.0%
-----------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                     $1,888.1    $1,865.1      $539.1      $80.0       26.8%
P.F. Chang's China Bistro (PFCB)                     877.3       847.2       318.8       45.1       29.5%
                                                                                     ----------------------
                                                                                        Mean        28.2%
                                                                                     ----------------------
CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                          $4,728.3    $5,332.2    $4,202.6     $515.4       15.3%
Brinker International (EAT)                        3,149.3     3,501.6     2,696.3      355.6       16.0%
CBRL Group (CBRL)                                  1,592.4     1,709.3     2,017.1      204.8       15.0%
Ruby Tuesday (RI)                                  1,532.0     1,540.2       796.9      132.4       20.0%
Applebee's International (APPB)                    1,317.9     1,383.5       744.3      154.0       14.8%
Landry's Seafood Restaurants (LNY)                   584.6       728.5       746.6       90.5       12.5%
                                                                                     ----------------------
                                                                                         Mean       15.6%
                                                                                       Median       15.1%
                                                                                     ----------------------


                                                          OPERATING MARGINS             TOTAL DEBT/
                                                    EBITDA(1)              EBIT           2001A       % PUBLIC
            COMPANY (TICKER)                     2001A     2002E      2001A     2002E     EBITDA      FLOAT(4)
---------------------------------------------    -----     -----      -----     -----    --------    ---------
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                         15.0%     15.3%      11.3%      11.7%     0.14x       85.5%
RARE Hospitality International (RARE)            13.2%     13.2%       8.5%       8.5%     0.46x       95.1%
Lone Star Steakhouse & Saloon (STAR)             11.1%     13.7%       6.1%       7.6%     0.00x       90.0%
The Smith & Wollensky Restaurant Group (SWRG)     2.2%      5.6%      -2.0%       1.5%     1.35x       66.2%
                                                 -------------------------------------------------------------
                                                 10.4%     11.9%       6.0%       7.3%     0.49x       84.2%
                                                 12.2%     13.4%       7.3%       8.1%     0.30x       87.8%
                                                 -------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (3)               9.7%     11.0%       4.3%       3.9%     4.56x       65.0%
--------------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                    14.8%     15.7%      10.3%      11.0%     0.00x       81.2%
P.F. Chang's China Bistro (PFCB)                 14.2%     14.0%       9.1%       8.9%     0.08x       70.6%
                                                 -------------------------------------------------------------
                                                 14.5%     14.8%       9.7%       9.9%     0.04x       75.9%
                                                 -------------------------------------------------------------
CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                         12.3%     12.9%       8.5%       9.1%     1.21x       98.9%
Brinker International (EAT)                      13.2%     13.5%       9.0%       9.2%     1.11x       99.7%
CBRL Group (CBRL)                                10.2%     10.9%       6.8%       7.4%     0.66x       96.5%
Ruby Tuesday (RI)                                16.6%       NA       12.5%        NA      0.18x       96.8%
Applebee's International (APPB)                  20.7%     21.7%      15.1%      16.1%     0.52x       93.0%
Landry's Seafood Restaurants (LNY)               12.1%     12.2%       6.8%       7.1%     1.93x       64.2%
                                                 -------------------------------------------------------------
                                                 14.2%     14.3%       9.8%       9.8%     0.94x       91.5%
                                                 12.7%     12.9%       8.8%       9.1%     0.88x       96.6%
                                                 -------------------------------------------------------------

Notes:
-------------------------------------------------
N.B. Estimates from recent research reports unless noted otherwise. Statistics reflect calendar year figures.
(1) EBITDA figures are before pre-opening costs, using assumptions where necessary.
(2) Growth rate projections based upon March IBES estimates.
(3) Morton's 2001 multiples are based upon actual, rather than pro forma, figures. The Company's 2002 multiples are based upon the Research Analyst case estimates.
(4) Float statistics are from Bloomberg. Float is defined as shares not owned by directors, officers or holders of approximately 10% or more.